                                                                    EXHIBIT 10.6

                                 OFFICE LEASE
                      (303 Second Street, San Francisco)


                                    between


                      THE EQUITABLE LIFE ASSURANCE SOCIETY
                             OF THE UNITED STATES,
                             a New York corporation


                                  as Landlord



                                      and



                                SMARTAGE CORP.,
                            a Delaware corporation


                                   as Tenant



                                  Dated as of


                                August 10, 1999
                           San Francisco, California

                               TABLE OF CONTENTS

CLAUSE            CLAUSE HEADINGS                                              PAGE
------            ---------------                                              ----
1.         Definitions                                                          1
2.         Term; Conditions of Premises                                         1
3.         Rental                                                               1
4.         Additional Charges for Expenses and Real Estate Taxes                2
5.         Use                                                                  5
6.         Services                                                             5
7.         Impositions Payable by Tenant                                        6
8.         Alterations                                                          6
9.         Liens                                                                7
10.        Repairs                                                              7
11.        Destruction or Damage                                                7
12.        Insurance                                                            8
13.        Waiver of Subrogation                                                9
14.        Indemnification                                                      9
15.        Compliance with Legal Requirements                                   9
16.        Assignment and Subletting                                            9
17.        Rules; No Discrimination                                             11
18.        Entry by Landlord                                                    11
19.        Events of Default                                                    12
20.        Termination upon Default                                             12
21.        Continuation after Default                                           13
22.        Other Relief                                                         14
23.        Landlord's Right to Cure Defaults                                    14
24.        Attorney's Fees                                                      14
25.        Eminent Domain                                                       14
26.        Subordination                                                        14
27.        No Merger                                                            15
28.        Sale                                                                 15
29.        Estoppel Certificate                                                 15
30.        No Light, Air, or View Easement                                      15
31.        Holding Over                                                         15
32.        Security Deposit                                                     15
33.        Waiver                                                               15
34.        Notices and Consents                                                 15
35.        Complete Agreement                                                   16
36.        Corporate Authority                                                  16
37.        Partnership Authority                                                16
38.        Limitation of Liability to Building                                  16
39.        Miscellaneous                                                        16
40.        Abandonment                                                          16
41.        Substitution of Premises                                             17
42.        American with Disabilities Act and Similar Acts                      17
43.        Exhibits                                                             17
44.        Landlord's Liability; Sale of Building                               17
45.        Name of Building                                                     18
46.        Hazardous Substance Disclosure                                       18
47.        Real Estate Brokers                                                  18
48.        Limited Recourse                                                     18

Addendum to Lease
Exhibit A:  Floor Plan
Exhibit B:  Rules and Regulations
Exhibit C:  Tenant Improvement Work Letter
Exhibit D:  Commencement of Term Agreement

                                 OFFICE LEASE

                            BASIC LEASE INFORMATION

Date:                                         August 10, 1999 (the "Effective Date")

Landlord:                                     The Equitable Life Assurance Society of the United States, a New York corporation

Tenant:                                       SmartAge Corp., a Delaware corporation

Building (Paragraph 1(a)):                    303 Second Street,
                                              San Francisco, California 94107

Premises (Paragraph l(b)):                    Approximately 23,001 rentable square feet on the Fifth (5th) Floor of the South Tower of the Building, as more specifically outlined in Exhibit A attached hereto. The
                                                                                                ---------
                                              actual rentable area of the Premises shall be measured and determined by Landlord promptly upon Landlord's completion of the demising walls as described in the Work
                                              Letter attached hereto as Exhibit C, in accordance with the standard Building Owners
                                                                        ---------
                                              and Managers Association ANSI/Z65.1-1996, and shall include a pro-rata share of the common area of the Building. If such measurement reflects rentable area of the
                                              Premises to be different from that set forth above, then the rentable area of the
                                              Premises will be adjusted upward or downward as may be appropriate, and the Base Rent payable by Tenant, Tenant's Expense Share and Tenant's Tax Share, will be adjusted accordingly. In that regard, Landlord and Tenant agree to execute the Commencement of
                                              Term Agreement attached hereto as Exhibit D incorporating such changes.
                                                                                ---------

Term Commencement Date (Paragraph 2):         The first day upon which both Landlord and Tenant shall have executed this Lease.

Term Expiration Date (Paragraph 2):           The day that is sixty (60) months after the Term Commencement Date.

Rent Commencement Date:                       Rent shall commence on that date which is the earlier of (i) the date that Tenant occupies the Premises for the ordinary conduct of Tenant's business, or (ii) January
                                              1, 2000. The Rent Commencement Date will be subject to a one day extension for each day of Landlord Delay. For purposes hereof, a "Landlord Delay" shall be a delay in substantial completion of the Base Building Improvement, beyond the Rent Commencement
                                              Date, which delay was not caused by unavoidable delays, or delays caused in whole or in part by Tenant or as otherwise necessitated by Tenant's construction schedule for the Tenant Improvements (as defined in Exhibit C).
                                                                                     ---------

Base Rent (Paragraph 3(a)):                   The annual Base Rent for the initial term shall be as follows:

                                Years 1-2:    Thirty-Six and No/100 Dollars ($36.00) per rentable square foot per annum for a total of Eight Hundred Twenty-Eight Thousand Thirty-Six and No/100

                                              Dollars ($828,036.00) per annum/ or Sixty-Nine Thousand Three and No/100 Dollars
                                              ($69,003.00) per month.

                                Year 3:       Thirty-Seven and No/100 Dollars ($37.00) per rentable square foot per annum for a total of Eight Hundred Fifty-One Thousand Thirty-Seven and No/100 Dollars
                                              ($851,037.00) per annum/ or Seventy Thousand Nine Hundred Nineteen and 75/100 Dollars
                                              ($70,919.75) per month.

                                Years 4-5:    Thirty-Eight and No/100 Dollars ($38.00) per rentable square foot per annum for a total of Eight Hundred Seventy-Four Thousand Thirty-Eight and No/100 Dollars
                                              ($874,038.00) per annum/ or Seventy-Two Thousand Eight Hundred Thirty-Six and 50/100
                                              Dollars ($72,836.50) per month.

Base Expense Year (Paragraph 1(c)):           2000

Base Tax Year (Paragraph 1(c)):               2000

Tenant's Expense Share (Paragraph 4(a)):      3.28%

Tenant's Tax Share:  (Paragraph 4(a)):        3.28%

Security Deposit (Paragraph 32):              $977,543.00

First Month's Base Rent:                      The first month's Base Rent due upon Lease execution is $69,003.00.

Tenant's Address for Notices:                 Prior to the Rent Commencement Date
                                              -----------------------------------
(Paragraph 34)                                SmartAge Corp.
                                              3450 California Street
                                              San Francisco, CA 94118
                                              Attn.:  Chief Financial Officer

                                              On and after the Rent Commencement Date
                                              ---------------------------------------
                                              SmartAge Corp.
                                              303 Second Street
                                              San Francisco, California 94107
                                              Attn:  Chief Financial Officer

Landlord's Address for Notices:               The Equitable Life Assurance Society of The United States
(Paragraph 34)                                c/o Lend Lease Real Estate Investment, Inc.
                                              One Front Street, Suite. 1100
                                              San Francisco, CA 94111
                                              Attn.: Asset Management

with a copy to:                               The Equitable Life Assurance Society of The United States
--------------
                                              c/o Jones Lang La Salle Americas, Inc.
                                              303 Second Street
                                              San Francisco, CA 94107
                                              Attn.: Property Manager

Brokers:                                      Landlord's Broker:
                                              -----------------
(Paragraph 47):                               Jones Lang La Salle Americas, Inc.
                                              One Front Street, Suite. 1200
                                              San Francisco, CA 94111
                                              Telephone No.:  (415) 395-4900

                                              Tenant's Brokers:
                                              ----------------
                                              Colliers International
                                              Two Embarcadero Center, Suite 1000
                                              San Francisco, CA 94111
                                              Telephone No.:  (415) 788-3100

Addendum and Exhibits:                        Addendum to Lease:  Paragraphs 49 to 63
                                              Exhibit A:        Floor Plans Outlining Premises
                                              Exhibit B:        Rules & Regulations
                                              Exhibit C:        Tenant Work Letter
                                              Exhibit D:        Commencement of Term Agreement


The provisions of the Lease identified above in parentheses are those provisions where references to particular Basic Lease Information appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

Tenant:                                       Landlord:

SMARTAGE CORP.,                               THE EQUITABLE LIFE ASSURANCE
a Delaware corporation                        SOCIETY OF THE UNITED STATES,
                                              a New York corporation


By    /s/                                     By   /s/
   -------------------------------              --------------------------------

Its   CEO                                     Its  Investment Officer
    ------------------------------               -------------------------------

Date  8/24/99                                 Date 8-31-99
     -----------------------------                ------------------------------

                                 OFFICE LEASE

     THIS LEASE, dated August 10, 1999, for purposes of reference only, is made and entered into by and between The Equitable Life Assurance Society of the United States ("Landlord") and SmartAge Corp., a Delaware corporation ("Tenant").

                                  WITNESSETH:

     Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the premises described in paragraph 1 (b) below for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree.

     1.   Definitions.  Unless the context otherwise specifies or requires, the
          -----------
following terms shall have the meanings herein specified:

          (a) The term "Building" shall mean the land, building or buildings, other improvements and other real property described in the Basic Lease Information, as well as any property interest in the area of the streets bounding the parcel described in the Basic Lease Information, and all other improvements on or appurtenances to said parcel or said streets.

          (b) The term "Premises" shall mean the portion of the Building located on the floor(s) specified in the Basic Lease Information which is crosshatched on the floor plan(s) attached to this Lease as Exhibit A.
                                               ----------

          (c) The term "Base Expense Year" shall mean the calendar year specified in the Basic Lease Information as the Base Expense Year.

          (d) The term "Base Tax Year" shall mean the calendar year specified in the Basic Lease Information as the Base Tax Year.

     2.   Term; Condition of Premises.  The term of this Lease shall commence
          ---------------------------
and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information. Unless otherwise agreed by Landlord and Tenant in this Lease, Landlord shall deliver the Premises to Tenant on the commencement of the term in their then existing condition with no alterations being made by Landlord. If Landlord has undertaken in this Lease to make any alterations to the Premises prior to commencement of the term and the alterations are completed prior to the date set forth in the Basic Lease Information for commencement of the term, and if Tenant desires to take occupancy in advance of such date and Landlord consents to such prior occupancy, Landlord shall deliver the Premises to Tenant on such advance date as shall be mutually approved by Landlord and Tenant and, notwithstanding anything to the contrary contained herein, the term of this Lease shall commence upon such delivery. If Landlord, for any reason whatsoever, cannot deliver the Premises to Tenant at the commencement of the term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event rental shall be waived for the period between the commencement of the term and the time when Landlord delivers the Premises to Tenant. No delay in delivery of the Premises shall operate to extend the term hereof.*

                                         *See Lease Addendum

     3.   Rental.
          ------

          (a) Tenant shall pay to Landlord throughout the term of this Lease as rental for the Premises the sum specified in the Basic Lease Information as the Base Rent. As additional rental hereunder, Tenant shall pay to Landlord the additional charges described in paragraph 4 below.

          (b) Monthly rental shall be paid to Landlord on or before the first day of the term hereof and on or before the first day of each and every successive calendar month thereafter during the term hereof. In the event the term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the first and last fractional months of the term hereof shall be appropriately prorated.

          (c) All sums of money due from Tenant hereunder not specifically characterized as rental shall constitute additional rent, and if any such sum is not paid when due it shall nonetheless be collectible as additional rent with the next installment of rental thereafter falling due, but nothing contained herein shall be deemed to suspend or delay the payment of any sum of money at the time it becomes due and payable hereunder, or to limit any other remedy of Landlord.

          (d) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder after the expiration of any applicable grace period described in paragraph 19(a) will cause Landlord to incur costs not contemplated by the Lease, the exact amounts of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any encumbrances covering the Building and the Premises. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord prior to the expiration of any applicable grace period described in paragraph 19 (a), Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant based on the circumstances existing as of the date of this Lease. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

          (e) Any amount due from Tenant, if not paid when first due, shall bear interest from the date first due until paid at an annual rate equal to 4% over the annual prime rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time (but in no event in excess of the maximum rate of interest permitted by law), provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

          (f) All payments due from Tenant shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

     4.   Additional Charges for Expenses and Real Estate Taxes
          -----------------------------------------------------

          (a) For purposes of this Paragraph 4, the following terms shall have the meanings hereinafter set forth:

              (i) "Tenant's Tax Share" and "Tenant's Expense Share" mean the percentage figures so specified in the Basic Lease Information. Tenant's Tax Share and/or Tenant's Expense Share may be adjusted by Landlord as a result of any change in the rentable area of the Premises or the total rentable area of the Building.

              (ii) "Tax Year" means each twelve (12) consecutive month period commencing January 1st of each year during the Term, including, without limitation, any partial year during which the Lease may commence; provided that Landlord, upon notice to Tenant, may change the Tax Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Tax Share of Real Estate Taxes shall be equitably adjusted for the Tax Year involved in any such change.

              (iii) "Real Estate Taxes" means all taxes, assessments and charges of any kind whatsoever levied upon or with respect to the Building or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building or such personal property. Real Estate Taxes shall include, without limitation: all general real property taxes and general and special assessments, char __________ es, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the Building or the occupants thereof, service payments in lieu of taxes, business taxes, and any tax, fee, or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against

Landlord by the United States of America, the State of California or any political subdivision thereof, public corporation, district, or any other political or public entity, and shall also include any other tax, fee, charge or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance, or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall also include legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce Real Estate Taxes.

               (iv) "Expense Year" means each twelve (12) consecutive month period commencing January 1st of each year during the Term, including, without any limitation, any partial year during which the Lease may commence; provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Expense Share of Expenses shall be equitably adjusted for the Expense Years involved in any such change.

               (v) "Expenses" means the total costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance and repair of the Building, including, without limitation: (i) the cost of air conditioning, electricity, steam, water, heating, mechanical, telephone, ventilating, escalator and elevator systems and all other utilities;
(ii) the cost of repairs and replacements and all labor and material costs related thereto, and the cost of general maintenance, cleaning and service contracts and the cost of all supplies, tools and equipment required in connection thereof; (iii) the cost of the Building delivery and messenger service; (iv) the cost incurred by Landlord for all insurance carried on the Building or in connection with the use and/or occupancy thereof and the amount of any deductible on insured loss; (v) wages, salaries, payroll taxes and other labor costs and employee benefits; (vi) management fees; (vii) fees, charges and other costs of all independent contractors engaged by Landlord; (viii) accounting and legal expenses; (ix) Landlord's share of any shared expenses under any reciprocal easement agreement or similar document; (x) depreciation on personal property, including, without limitation, carpeting in public corridor and common areas and window coverings provided by Landlord; (xi) the rental paid for offices in the Building for the property manager and related management and operations personnel; (xii) the cost of any capital improvements made to the Building after completion of its construction as a labor-saving or energy saving device or to enhance the health and safety of the public (including tenants) or to effect other economies in the operation or maintenance of the Building, or made to the Building after the date of this Lease that are required under any governmental law or regulation or insurance carrier that was not applicable to the Building at the time that permits for the construction thereof were obtained, such cost to be amortized over the useful life thereof as Landlord shall reasonably determine in accordance with generally accepted accounting principles ("GAAP") and consistent with industry standards and sound management practices (including, without limitation, with respect to any improvements which result in cost savings with respect to the Building, such period as would allow Landlord to amortize the improvements to the extent of such cost savings in any year or to any greater extent deemed appropriate to Landlord), together with interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements; (xiii) assessments, costs and charges of the San Francisco Transit Management Association; (xiv) the cost of contesting the validity or applicability of any governmental enactments which may affect operating expenses; (xv) the costs of public art; and (xvi) any other expenses and costs of any kind whatsoever incurred in connection with the ownership, management, operation, maintenance and repair of the Building including, without limitation, capital expenditures required to bring the Building into compliance with laws enacted after the Building's temporary certificate of occupancy or the equivalent is validly issued (provided, that, such capital expenditures are amortized over the useful life thereof as reasonably determined by Landlord in accordance with GAAP and consistent with industry standards and sound management practices). See Lease Addendum. Landlord and Tenant acknowledge and agree that certain costs of the ownership, management, operation maintenance and repair of the Building may be allocated exclusively to a single component of the Building (for example, and without limitation, to an office area, a retail area or a parking facility) and certain of such costs may be allocated among such components. The determination of such costs and their allocation shall be equitably made by Landlord in Landlord's sole discretion.

          (b) Tenant shall pay to Landlord as additional rent one twelfth (1/12) of Tenant's Tax Share of increases in the Real Estate Taxes for each Tax Year or portion thereof during the Term after the Base Tax Year when compared to Real Estate Taxes for the Base Tax Year (the "Tax Increases"), in advance, on or before the first day of each month during such Tax Year, in an amount estimated by Landlord in a writing delivered to Tenant. Landlord may revise such estimates from time to time and Tenant will thereafter make payments on the basis of such revised estimates.

          (c) Tenant shall pay to Landlord as additional rent one twelfth (1/12) of Tenant's Expense Share of increases in the Expenses for each Expense Year or portion thereof during the Term after the Base Expense Year when compared to Expenses for the Base Expense Year (the "Expense Increases"), in advance, on or before the first day of each month during such Expense Year, in an amount estimated by Landlord in a writing delivered to Tenant. Landlord may revise such estimates from time to time and Tenant will thereafter make payments on the basis of such revised estimates.

          (d) With reasonable promptness after the expiration of each Expense Year and Tax Year after the Base Expense Year and Base Tax Year, including, without limitation, the Expense Year and Tax Year during which this Lease terminates, Landlord will furnish Tenant with a statement (herein called "Landlord's Expense Statement" and "Landlord's Tax Statement"), prepared by Landlord or its accountant, setting forth in reasonable detail the Expenses and Real Estate Taxes for each such Expense Year and Tax Year and Tenant's Expense Share of the Expense Increases and Tenant's Tax Share of the Tax Increases, which statement shall be conclusive and binding upon Tenant. If the total of Tenant's Expense Share of the Expense Increases for such Expense Year as set forth in Landlord's Expense Statement exceeds the total estimated payments for Expense Increases paid by Tenant for such Expense Year, Tenant shall pay to Landlord (whether or not this Lease has terminated) the difference between the total amount of estimated payments paid by Tenant with respect to Expense Increases and the total of Tenant's Expense __________ re of the actual Expense Increases within thirty (30) after the receipt of Landlord's Expense Statement. If the total amount paid by Tenant for any such Expense Year shall exceed Tenant's Expense Share of the actual Expense Increases for such Expense Year, such excess shall be credited against the next installments of Expense Increases due from Tenant to Landlord hereunder. If this Lease has terminated and no amounts are due or to become due to Landlord from Tenant hereunder, any excess shall be paid to Tenant by check within sixty (60) days after such final determination of the actual Expenses. If the total of Tenant's Tax Share of the Tax Increases for any Tax Year as set forth in Landlord's Tax Statement exceeds the total estimated payments for Tax Increases paid by Tenant for such Tax Year, Tenant shall pay to Landlord (whether or not this Lease has terminated) the difference between the total amount of estimated payments paid by Tenant with respect to Tax Increases and the total of Tenant's Tax Share of the actual Tax Increases within thirty (30) days after the receipt of Landlord's Tax Statement. If the total amount paid by Tenant for any such Tax Year shall exceed Tenant's Tax Share of the actual Real Estate Taxes for such Tax Year, such excess shall be credited against the next installments of Tax Increases due from Tenant to Landlord hereunder. If this Lease has terminated and no amounts are due or to become due to Landlord from Tenant hereunder, any excess shall be paid to Tenant by check within sixty (60) days after such final determination of the actual Tax Increases. Notwithstanding anything to the contrary contained herein, in the event that the Expenses for any subsequent Expense Year are less than Expenses for the Base Expense Year or in the event that the Real Estate Taxes for any Tax Year are less than the Real Estate Taxes for the Base Tax Year, Tenant shall not be entitled to a credit against any Base Rent or other sums payable by Tenant hereunder or to a payment from Landlord to Tenant with respect thereto.

          (e) If the commencement date or expiration date shall occur on a date other than the first or last day, respectively, of a Tax Year and/or Expense Year, Tenant's Tax Share of the Tax Increases and/or Tenant's Expense Share of Expense Increases for which the commencement date or expiration date occurs shall be prorated based on a 365-day year, but shall remain subject to adjustment based on receipt of information after the expiration date.

          (f) [See Lease Addendum]

     5.   Use.
          ----

          (a.) The Premises shall be used for general office purposes and no other without the prior written consent of Landlord, which may be granted or denied in Landlord's absolute discretion. Tenant shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or would in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or would in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which would in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purposes, nor shall Tenant cause, maintain or permit any nuisance or waste in, on or about the Premises.

          (b.) Tenant shall not cause or permit the storage, use, generation, release, or disposal (collectively, "Handling") of any Hazardous Materials (as defined below), in, on, or about the Premises or the Building by Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, "Tenant Parties"), except that Tenant shall be permitted to use normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities("Common Office Chemicals"), providing that the Handling of such Common Office Chemicals shall comply at all times with all Hazardous Materials Laws (as defined below). Notwithstanding anything to the contrary contained herein, however, in no event shall Tenant permit any usage of Common Office Chemicals in a manner that may cause the Premises or the Building to be contaminated by any Hazardous Materials or in violation of any Hazardous Materials Laws. Tenant's obligations under this Paragraph shall survive the expiration or other termination of this Lease. For purposes of this Paragraph, "Hazardous Materials" means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation, asbestos containing materials, PCB's, CFC's, or substances defined or regulated as hazardous substances or hazardous materials in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 42 U.S.C. Section 1001-1012, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Federal State or local law, ordinance or regulation. "Hazardous Materials Laws" shall mean all Federal, State, and local laws, ordinances and regulations defining, regulating, restricting or otherwise governing the storage, use, generation, release or disapproval of Hazardous Materials.

     6.   Services.
          ---------

          (a) Landlord shall maintain the public and common areas of the Building, including lobbies, stairs, elevators, corridors and restrooms, windows, HVAC, mechanical, plumbing and electrical equipment, and the structure itself in reasonably good order and condition and in a manner comparable to other Class A Buildings in San Francisco, except for damage occasioned by the acts of Tenant, its employees, agents, contractors or invitees, which damage shall be repaired by Landlord at Tenant's expense.

          (b) Landlord shall furnish the Premises with (1) electricity for lighting and the operation of customary office machines, (2) heat and air conditioning to the extent reasonably required for the comfortable occupancy by Tenant in its use of the Premises during the period from 7 a.m. to 6 p.m. on weekdays (except holidays), or such shorter period as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (3) elevator service, (4) lighting replacement (for building standard lights), (5) restroom supplies, (6) window washing with reasonable frequency, and (7) lobby attendant services and janitor service during the times and in the manner that such services are customarily furnished in comparable office buildings in the area. Landlord may establish reasonable measures to conserve energy, including but not limited to, automatic switching of lights after hours, so long as such measures do not unreasonably interfere with Tenant's use of the Premises. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated, or this Lease terminated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services or by the making of necessary repairs or improvements to the Premises or to the Building, or (iii) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services. [See Lease Addendum]

          (c) Whenever heat-generating equipment or lighting other than building standard lights are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right, after notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the cost of such facilities and modifications shall be borne by Tenant. Tenant shall also pay the cost of providing all cooling energy to the Premises in excess of that required for normal office use or during hours requested by Tenant when air conditioning is not otherwise furnished by Landlord. If there is installed in the Premises lighting requiring power in excess of that required for normal office use in the Building, or if there is installed in the Premises equipment requiring power in excess of that required for normal desk-top office equipment or normal copying equipment, as more particularly described in Exhibit __ attached hereto and made a part hereof, Tenant shall pay for the cost of such excess power, together with the cost of installing any additional risers or other facilities that may be necessary to furnish such excess power to the Premises.

          (d) In the event that Landlord, at Tenant's request, provides services to Tenant that are not otherwise provided for in this Lease, Tenant shall pay Landlord's reasonable charges for such services upon billing therefor, including, without limitation, Landlord's then current administrative fee therefor.

     7.   Impositions Payable by Tenant.  In addition to the monthly rental and
          ------------------------------
other charges to be paid by Tenant hereunder, Tenant shall pay or reimburse Landlord for any and all of the following items (hereinafter collectively referred to as "Impositions"), whether or not now customary or in the contemplation of the parties hereto: taxes (other than local, state and federal personal or corporate income taxes measured by the net income of Landlord from all sources), assessments (including, without limitation, all assessments for public improvements, services or benefits, irrespective of when commenced or completed), excises, levies, business taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind, which are levied, assessed, confirmed or imposed by any public authority, but only to the extent the Impositions are: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be in Tenant or Landlord;
(b) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant to reimburse Landlord for the Impositions but it is lawful to increase the monthly rental to take into account Landlord's payment of the Impositions, the monthly rental payable to Landlord shall be revised to net Landlord the same net return without reimbursement of the Impositions as would have been received by Landlord with reimbursement of the Impositions.

     8.   Alterations.
          ------------

          (a) Tenant shall make no alterations, additions or improvements to the Premises or install fixtures in the Premises without first obtaining Landlord's consent, which consent shall not be unreasonably withheld, provided however, that Landlord may withhold consent in its sole and absolute discretion if the cost of the work will exceed ten thousand dollars ($10,000) or there are any material modifications to any structural components of the Building or any of the Building's operating systems, including, without limitation, heating, ventilating, air conditioning, plumbing, electrical, and other operating systems. In connection with Tenant's request for Landlord's consent under this Lease and if the cost of the work exceeds ten thousand dollars ($10,000), Tenant shall pre-pay to Landlord a Two Hundred Fifty Dollar ($250.00) charge for Landlord's review of applicable documents and plans, together with any reasonable third-party costs and expenses incurred or to be incurred by Landlord related thereto. In no event, however, may the Tenant make any alterations, additions or improvements or install fixtures which, in Landlord's reasonable judgment, might adversely affect the structural components of the Building or Building mechanical, utility or life safety systems. At the time such consent is requested, Tenant shall furnish to Landlord a description of the proposed work, an estimate of the cost thereof and such information as shall reasonably be requested by Landlord substantiating Tenant's ability to pay for such work. Landlord, at its sole option, may require as a condition to the granting of such consent to any work costing in excess of fifty thousand dollars ($50,000), that Tenant provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times any and all estimated costs of the proposed work, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work. Before commencing any work, Tenant shall give Landlord at least twenty (20) days written notice of the proposed commencement of such work in order to give Landlord an opportunity to prepare, post and record such notice as may be permitted by law to protect Landlord's interest in the Premises and the Building from mechanics' and materialmen's liens. Within a reasonable period following completion of any work for which plans and specifications were required to obtain a building permit for such work, Tenant shall furnish to Landlord "as built" plans showing the changes made to the Premises.

          (b) Any alterations, additions or improvements to the Premises shall be made by Tenant at Tenant's sole cost and expense, and any contractor, subcontractor or other person selected by Tenant to make the same shall be selected from Landlord's approved bidder list. Tenant's contractor and its subcontractors shall employ union labor to the extent necessary to insure, so far as may be possible, the progress of the alterations, additions or improvements and the performance of any other work or the provision of any services in the Building without interruption on account of strikes, work stoppage or similar causes of delay. All work performed by Tenant shall comply with the laws, rules, orders, directions, regulations and requirements of all governmental entities having jurisdiction over such work and shall comply with the rules, orders, directions, regulations and requirements of any nationally recognized board of insurance underwriters. All alterations, additions and improvements shall immediately become Landlord's property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant; provided, however, that if required by Landlord at the time the alterations, additions and improvements are made, Tenant shall, prior to the end of the term, at its sole cost and expense, remove the alterations, additions and improvements required to be removed by Landlord and repair and restore the Premises to their condition at the commencement of the term.

     9.   Liens.  Tenant shall keep the Premises and the Building free from any
          ------
liens (and claims thereof) arising out of any work performed, materials furnished or obligations incurred by or for Tenant. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be property for the protection of Landlord, the Premises and the Building from such liens and claims.

     10.  Repairs.  By entry hereunder, Tenant accepts the Premises as being in
          --------
the condition in which Landlord is obligated to deliver the Premises. Tenant shall, at all times during the term hereof and at Tenant's sole cost and expense, keep the Premises in good condition and repair; ordinary wear and tear and damage thereto by fire, earthquake, act of God or the elements excepted. Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises, abate rent or terminate this Lease.
Subject to Landlord's rights to require the removal of alterations, additions and improvements, Tenant shall at the end of the term hereof surrender to Landlord the Premises and all Alterations thereto in the as good as condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically herein set forth. No representations respecting the condition of the Premises or the Building have been made by Landlord or Landlord's agents to Tenant, except as specifically herein set forth.

     11.  Destruction or Damage.
          ----------------------

          (a) In the event the Premises or the portion of the Building necessary for Tenant's use and enjoyment of the Premises are damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall repair the same, subject to the provisions of this paragraph hereinafter set forth, if (i) such repairs can, in Landlord's opinion, be made within a period of twelve (12) months after commencement of the repair work, (ii) the cost of repairing damage for which Landlord is not insured shall be less than ten percent (10%) of the then full insurable value of the Premises with respect to repairing any damage to the Premises, or five percent (5%) of the then full insurable value of the Building with respect to repairing any damage to other areas of the Building, and (iii) the damage or destruction does not occur during the last twelve (12) months of the term of this Lease or any extension thereof. This Lease shall remain in full force and effect except that so long as the damage or destruction is not caused by the fault or negligence of Tenant, its contractors, agents, employees or invitees, an abatement of rental shall be allowed Tenant for such part of the Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable.

          (b) As soon as is reasonably possible following the occurrence of any damage, Landlord shall notify Tenant of the estimated time and cost required for the repair or restoration of the Premises or the portion of the Building necessary for Tenant's occupancy. If, in Landlord's opinion, such repairs cannot be made within twelve (12) months as set forth in subparagraph (a) (i) above, Landlord or Tenant may elect by written notice to the other within thirty
(30) days after Landlord's notice of estimated time and cost is given, to terminate this Lease effective as of the date of such damage or destruction. If Landlord is not obligated to effect the repair based upon the circumstances set forth in subparagraphs (a) (ii) or (a) (iii) above, Landlord shall have the right to terminate this Lease, by written notice to Tenant within thirty (30) days after Landlord's notice of time and cost is given, effective as of the date of such damage or destruction. If neither party so elects to terminate this Lease, this Lease shall continue in full force and effect, but the rent shall be partially abated as hereinabove in this paragraph provided, and Landlord shall proceed diligently to repair such damage.

          (c) A total destruction of the Building shall automatically terminate this Lease. Tenant waives California Civil Code Sections 1932, 1933, 1941 and 1942 providing for (among other things) termination of hiring upon destruction of the thing hired and the right to make repairs and to vacate the Premises under certain conditions.

          (d) In no event shall Tenant be entitled to any compensation or damages from Landlord, specifically including, but not limited to, any compensation or damages for (i) loss of the use of the whole or any part of the Premises, (ii) damage to Tenant's personal property in or improvements to the Premises, or (iii) any inconvenience, annoyance or expense occasioned by such damage or repair (including moving expenses and the expense of establishing and maintaining any temporary facilities).

          (e) Landlord, in repairing the Premises, shall not be required to repair any injury or damage to the personal property of Tenant, or to make any repairs to or replacement of any alterations, additions, improvements or fixtures installed on the Premises by or for Tenant.

     12.  Insurance.
          ----------

          (a) Tenant agrees to procure and maintain in force during the term hereof, at Tenant's sole cost and expense, Commercial General Liability insurance in an amount not less than Two Million Dollars ($2,000,000) combined single limit for bodily injury and property damage for injuries to or death of persons and property damage occurring in, on or about the Premises or the Building. If the term of this Lease, including, without limitation, any option terms, is for a period of more than five (5) years, then at the date which is the fifth anniversary of the commencement of the term, the aforesaid amount of Two Million Dollars ($2,000,000) shall be increased as required by Landlord to reflect Landlord's then requirements for the aforesaid insurance. Such policy shall name Landlord, Landlord's managing agent and any other party reasonably designated by Landlord as additional insureds, shall insure Landlord and Landlord's managing agent's contingent liability as respect to acts or omissions of Tenant, shall be issued by a company licensed to do business in the State of California and otherwise reasonably acceptable to Landlord, and shall provide that the policy may not be canceled nor amended without thirty (30) days prior written notice to Landlord. Tenant may carry said insurance under a blanket policy, provided however, said insurance by Tenant shall include an endorsement confirming application to and coverage of Landlord. Said insurance shall be primary insurance to any other insurance that may be available to Landlord. Any other insurance available to Landlord shall be non-contributing with and excess to this insurance.

          (b) A copy of the certificate(s) of insurance shall be delivered to Landlord by Tenant prior to commencement of the term of this Lease and upon each renewal of such insurance.

          (c) Tenant shall, prior to and throughout the term of this Lease, procure from each of its insurers under all policies of fire, theft, public liability, workers' compensation and any other insurance policies of Tenant now or hereafter existing, pertaining in any way to the Premises or the Building or any operation therein, a waiver, as set forth in paragraph 13 of this Lease, of all rights of subrogation which the insurer might otherwise, if at all, have against the Landlord or any officer, agent or employee of Landlord (including, without limitation, Landlord's managing agent).

     13.  Waiver of Subrogation.  Landlord and Tenant shall each have included
          ----------------------
in all policies of fire, extended coverage, business interruption and other insurance respectively obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

     14.  Indemnification.  Tenant hereby waives all claims against Landlord for
          ----------------
damage to any property or injury or death of any person in, upon or about the Premises arising at any time and from any cause other than principally by reason of gross negligence or willful act of Landlord, its employees or contractors, and Tenant shall defend Landlord against, hold Landlord harmless from, and reimburse Landlord for any and all claims, liabilities, damages, losses, costs and expenses, including without limitation, attorneys' fees and costs arising out of or in any way connected with (a) injury to or death of any person, and
(b) damage to or destruction of any property, attributable to or resulting from the condition, use or occupancy of the Premises by Tenant or Tenant's failure to perform its obligations under this Lease; except such as is caused principally by gross negligence or willful act of Landlord, its contractors or employees. The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that injury, death or damage has occurred or that any claim or demand is to be made or may be made. The provisions of this paragraph shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

     15.  Compliance with Legal Requirements.  Tenant, at its sole cost and
          ----------------------------------
expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; with any direction or occupancy certificate issued pursuant to any law by any public officer or officers; as well as the provisions of all recorded documents affecting the Premises (including, without limitation, any ground lease, mortgage or covenants, conditions and restrictions), insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, including, without limitation, structural, utility system and life safety system changes necessitated by Tenant's acts, specific use of the Premises or by improvements made by or for Tenant.

     16.  Assignment and Subletting.
          --------------------------

          (a) Tenant shall not hypothecate or encumber this Lease or any interest herein without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed. Except in connection with a Permitted Transfer as defined in Paragraph 16(e) below, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld by Landlord, transfer or assign this Lease or any interest herein, sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord terminate this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved.

          (b) If the Tenant is a privately held corporation, or is an unincorporated association or partnership, or any other entity, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, partnership or other entity in excess of fifty percent (50%) in the aggregate from the Ownership existing as of the date of this Lease shall be deemed an assignment or transfer within the meaning and provisions of this paragraph 16. If Tenant is a publicly held corporation, the public trading of stock in Tenant shall not be deemed an assignment or transfer within the meaning of this paragraph.

          (c) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

               (1) if at the time consent is requested, or at any time prior to the granting of consent, Tenant is in default under this Lease or would be in default under this Lease but for the pendency of any grace or cure period under paragraph 19 below;

               (2) if the proposed assignee or sublessee is a governmental agency;

               (3) if, in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or sublessee would not be comparable to the types of office use by other tenants in the Building, would entail any alterations which would lessen the value of the leasehold improvements in the Premises, or would conflict with any so-called "exclusive" or percentage lease then in favor of another tenant of the Building;

               (4) if, in Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation, or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Building;

               (5)  and

               (6) if the proposed assignee or sublessee is an existing tenant of the Building.

          (d) If, at any time during the term of this Lease, Tenant desires to assign its interest in this Lease or sublet all or any part of the Premises except in connection with a Permitted Transfer, Tenant shall give notice to Landlord setting forth the terms of the proposed assignment or subletting ("Tenant's Notice"). Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant's Notice is given ("Landlord's Option Period"), either (1) to consent to the assignment, in which event the provisions of subparagraph (g) shall be applicable, or to consent to the subletting in which event the provisions of subparagraph (h) shall be applicable; (2) to become the assignee or sublessee of Tenant (instead of the entity specified in Tenant's Notice) upon the terms set forth in Tenant's Notice; (3) in the event of a proposed assignment, to terminate this Lease and to retake possession of the Premises; (4) in the event of a proposed subletting of the entire Premises, or a portion of the Premises for all or substantially all of the remainder of the term, to terminate this Lease with respect to, and to retake possession of, the space in question, together with, if only a portion of the Premises is involved, such rights of access to and from such portion as may be reasonably required for its use and enjoyment; or 5) to disapprove the proposed assignment or subletting.

          (e)  [See Lease Addendum]

          (f) No sublessee (other than Landlord if it exercises its option pursuant to subparagraph (d) above) shall have a right further to sublet without Landlord's prior consent, which Tenant acknowledges may be withheld in Landlord's absolute discretion, and any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease. No sublease, once consented to by Landlord, shall be modified or terminated by Tenant without Landlord's prior consent, which consent shall not be unreasonably withheld.

          (g) In __________ assignment to an entity other than Landlord fifty, hundred percent (50%) o__ __________ ve the rate paid by Tenant, or other economic consideration received by Tenant as a result of such assignment, shall be paid to Landlord after first deducting the unamortized cost of reasonable leasehold improvements paid for by Tenant, the cost of architectural and engineering fees, and the cost of any real estate commissions actually incurred by Tenant in connection with such assignment and reasonable attorneys' fees and costs.

          (h) In the case of a subletting to an entity other than Landlord, fifty percent (50%) of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (1) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the Premises, (2) the cost of leasehold improvements made to the sublet portion of the Premises at Tenant's cost, including, architectural and engineering fees, amortized over the term of this Lease except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and (3) the cost of any real estate commissions and/or attorneys' fees and costs actually incurred by Tenant in connection with such subletting, amortized over the term of the sublease.

          (i) Regardless of Landlord's consent and regardless of whether Landlord consent is required pursuant to the terms hereof, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under this Lease.

          (j) In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any assignment, subletting, hypothecation or other action requiring Landlord's consent hereunder, the Tenant shall pay Landlord's reasonable and standard processing fee (not to exceed Five Hundred Dollars ($500.00)) in each instance and Landlord's reasonable attorneys' fees and costs incurred in connection therewith. In no event shall any of these costs be reimbursable to Tenant.

          (k) Notwithstanding anything to the contrary contained herein, any and all unexercised options to extend or renew the term of the Lease or to expand the Premises and any and all rights of first refusal and similar rights are intended by both Landlord and Tenant to be personal to SmartAge Corp. and any Permitted Transferee and are not intended to benefit any other assignee or sublessee hereunder. Upon any assignment or subletting of the Premises or any portion thereof, any such options or rights shall automatically and without any further action by Landlord terminate and be of no further force and effect.

     17.  Rules; No Discrimination.  Tenant shall faithfully observe and comply
          -------------------------
with the rules and regulations annexed to this Lease, and after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations. Tenant specifically covenants and agrees that Tenant shall not discriminate against or segregate any person or group of persons on account of race, sex, creed, color, national origin, or ancestry in the occupancy, use, sublease, tenure or enjoyment of the Premises.

     18.  Entry by Landlord.  Landlord may with reasonable prior notice to
          ------------------
Tenant which shall in no event be more than 24 hours prior notice (except in the case of an emergency) enter the Premises at reasonable hours to (a) inspect the same;(b) exhibit the same to prospective purchasers, lenders or tenants, provided, however, that Landlord shall only exhibit the Premises to prospective tenants during the final ninety (90) days of Tenant's occupancy of the Premises;
(c) make repairs or perform maintenance required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; (d) supply janitor service and any other service to be provided by Landlord to Tenant under this Lease; and (e) post notices of non-responsibility, provided, however, that all such work shall be done as prom______ _____nably practical and so as to cause as little interference to Tenant as reasonably p__________nt hereby waives any claim for damages for any inconvenience to or interference with __________ business or any loss of occupancy or quiet enjoyment of the Premises occasioned by such __________. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open Tenant's doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord in an emergency shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof and Landlord shall have no liability to Tenant as a result thereof.

     19.  Events of Default.  The following events shall constitute Events of
          ------------------
Default under this Lease:

          (a) a default by Tenant in the payment when due of any rent or other sum payable hereunder and the continuation of such default for a period of 5 days after notice from Landlord that the same is due; but, after the second occurrence in any calendar year, only the passage of five (5) days, and no notice, shall be required in such calendar year.

          (b) a __________ by Tenant in the performance of any of the other terms, covenants, agreements or c__________tions contained herein and, if the default is curable, the continuation of such default for a period of thirty (30) after notice by Landlord or beyond the time reasonably necessary for cure if the default is of a nature to require more than thirty (30) days to remedy, provided, however, in no event shall Tenant have more than a period of sixty
(60) days to remedy any such default;

          (c) the bankruptcy or insolvency of Tenant, transfer by Tenant in fraud of creditors, an assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within sixty (60) days thereafter;

          (d) the appointment of a receiver for a substantial part of the assets of Tenant;


          (e)  the abandonment of the Premises; and

          (f) the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution and the failure to have such attachment or execution vacated within thirty (30) days thereafter.

     In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy proceedings, nor shall any rights or privileges hereunder be an asset of Tenant, the trustee, debtor-in-possession, or the debtor's estate in any bankruptcy, insolvency or reorganization proceedings.

     20.  Termination Upon Default.  Upon the occurrence of any Event of Default
          -------------------------
by Tenant hereunder, Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, terminate this Lease and exercise its remedies relating thereto in accordance with the following provisions:

          (a) Landlord shall have the right, so long as the Event of Default remains uncured, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

          (b) In the event of any such termination of this Lease, Landlord may then or at any time thereafter by judicial process, re-enter the Premises and remove therefrom all persons and property and again repossess and enjoy the Premises, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination.

          (c) In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation: (1) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; (2) all legal expenses and other related costs incurred by Landlord following Tenant's default; (3) all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting; (4) all costs (including, without limitation, any brokerage commissions) actually incurred by Landlord in reletting the Premises; and (5) any and all other damages suffered by Landlord.

          (d) After terminating this Lease, Landlord may remove any and all personal property located in the Premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to or demand upon Tenant. Tenant waives all claims for damages that may be caused by Landlord's removing or storing or selling the property as herein provided, and Tenant shall indemnify and hold Landlord free and harmless from and against any and all claims, damages, liabilities, losses, costs and expenses, including, without limitation, all costs of court and attorneys' fees of Landlord occasioned thereby.

          (e) In the event of the occurrence of any of the events specified in paragraph 19(c) of this Lease, if Landlord shall not choose to exercise, or by law shall not be able to exercise, its rights hereunder to terminate this Lease, then, in addition to any other rights of Landlord hereunder or by law, (1) Landlord may discontinue the services provided pursuant to paragraph 6 of this Lease, unless Landlord has received compensation in advance for such services in the amount of Landlord's reasonable estimate of the compensation required with respect to such services, and (2) neither Tenant, as debtor-in-possession, nor any trustee or other person (collectively, the "Assuming Tenant") shall be entitled to assume this Lease unless on or before the date of such assumption, the Assuming Tenant (a) cures, or provides adequate assurance that the Assuming Tenant will promptly cure, any existing default under this Lease, (b) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate Landlord for any pecuniary loss (including, without limitation, attorneys' fees and disbursements) resulting from such default, and
(c) provides adequate assurance of future performance under this Lease. For purposes of this subparagraph (e), "adequate assurance" of such cure, compensation or future performance shall be effected by the establishment of an escrow fund for the amount at issue or by bonding.

          (f) In the event any governmental authority having jurisdiction over the Real Property or the Building promulgates or revises any applicable law or imposes mandatory or voluntary controls or guidelines on Landlord or the Premises or the Building relating to the use or conservation of energy or utilities or the reduction of automobiles or other emissions (collectively "Controls") or in the event Landlord is required or elects to make alterations to the Premises or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Premises and/or Building related thereto. Such compliance and the making of such alterations shall not entitle Tenant to any abatement of rent, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including but no limited to, liability for consequential damages or loss of business by Tenant. In carrying out such compliance and alterations, Landlord shall use reasonable efforts to minimize any disruptions to Tenant's business in the Premises.

     21.  Continuation after Default.  Landlord shall have the remedy described
          ---------------------------
in California Civil Code Section 1951.4 (i.e. Landlord may continue this Lease in effect after Tenant's abandonment and recover rental as it becomes due, because Tenant has the right to sublet or assign, subject only to reasonable limitations). Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect

Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

     22.  Other Relief.  The remedies provided for in this Lease are in addition
          -------------
to any other remedies available to Landlord at law or in equity, by statute or otherwise.

     23.  Landlord's Right to Cure Defaults.  All agreements and provisions to
          ----------------------------------
be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental. If Tenant shall fail to pay any sum of money, other than rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, or such longer period as may be allowed hereunder, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided to the extent Landlord may deem desirable. All sums so paid by Landlord (with interest at an annual rate equal to four percent (4%) over the annual prime rate of interest announced publicly by Citibank, N.A., in New York, New York from time to time, but in no event in excess of the maximum interest rate permitted by law) and all necessary incidental costs shall be payable to Landlord on demand.

     24.  Attorneys' Fees.  If any action arising out of this Lease is brought
          ----------------
by either party hereto against the other, then and in that event the unsuccessful party to such action shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party, and if the prevailing party shall recover judgment in such action, such costs expenses and attorneys' fees shall be included in and as part of such judgment.

     25.  Eminent Domain.  If all or any part of the Premises shall be taken as
          ---------------
a result of the exercise of the part of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after such date, provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced.

     26.   Subordination.
           --------------

          (a) This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof or Landlord's interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; in the event any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute within ten (10) days any documents required to effectuate such subordination, to make this Lease prior to the lien of any mortgage or deed of trust or ground lease as may be requested by the holder of any such mortgage or deed of trust or by the ground lease under any such ground lease, or to evidence such attornment.

          (b) In the event any mortgage or deed of trust which is entered into by Landlord after the date hereof to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, or in the event any ground lease to which this Lease is subordinate is terminated, this Lease shall not be barred, terminated, cut off or foreclosed, nor shall the rights and possession of Tenant hereunder be disturbed if Tenant shall not then be in default in the payment of rental and other sums due hereunder or otherwise be in default under the terms of this Lease, and if Tenant shall attorn to the purchaser grantee or ground lessor as provided in subparagraph (a) above or, if requested, enter into a new lease for the balance of the term hereof upon the same terms and provisions as are contained in this Lease.

          (c)  [See Lease Addendum]

     27.  No Merger.  The voluntary or other surrender of this Lease by Tenant,
          ----------
or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or operate as an assignment to it of any or all such subleases or subtenancies.

     28.  Sale.  In the event the original Landlord hereunder, or any successor
          -----
owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

     29.  Estoppel Certificate.  At any time and from time to time but on not
          ---------------------
less than ten (10) days prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid,
(c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate, (d) whether there is then existing any claim by Tenant of default hereunder by Landlord, and, if so, specifying the nature thereof, and (e) such other matters as may be requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust on the Building or any part thereof

     30.  No Light, Air, or View Easement.  Tenant agrees that any diminution or
          --------------------------------
shutting off of light, air or view by any structure which may be erected (whether or not by Landlord) on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord, nor entitle Tenant to any reduction of rent or any other sums payable hereunder.

     31.  Holding Over.  If Tenant holds possession of the Premises after
          -------------
expiration of the term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a monthly rental equivalent to 150% of the then prevailing monthly rental payable by Tenant at the expiration of the term of this Lease, payable in advance on or before the first day of each month, and shall indemnify Landlord and any replacement tenant for the Premises for any damages or loss suffered by either Landlord or the replacement tenant resulting from Tenant's failure timely to vacate the Premises.

     32.  Security Deposit.  Tenant shall, upon execution of this Lease, deposit
          -----------------
with Landlord the sum specified in the Basic Lease Information (the "deposit"). The deposit shall be held by Landlord as security for the faithful performance by Tenant of all the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay rent or other sums due hereunder, or otherwise defaults with respect to any provision of this Lease beyond any applicable cure period, Landlord may use, apply or retain all or any portion of the deposit for the payment of any rent or other sum in default or for the payment of any other sum to which Tenant compensates Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the deposit, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the deposit separate from its general accounts or to pay any interest on the deposit.

     33.  Waiver.  The waiver by Landlord of any agreement, condition or
          -------
provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with such terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of preceding breach at the time of acceptance of the rental.

     34.  Notices and Consents.  All notices, consents, demands and other
          ---------------------
communications
from one party to the other that are given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Premises.

     35.  Complete Agreement.  There are no oral agreements between Landlord and
          -------------------
Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, letters of intent and understandings if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Building or related facilities.

     36.  Corporate Authority.  (a) If Tenant signs as a corporation, each of
          -------------------
the persons executing this Lease on behalf of Tenant warrants that Tenant is a duly authorized and existing corporation, that Tenant has been and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so.

     (b)  [See Lease Addendum]

     37.  Partnership Authority.  If Tenant is a partnership, joint venture, or
          ----------------------
other unincorporated association, each individual executing this Lease on behalf of Tenant warrants that this Lease is binding on Tenant and that each and both of the persons signing on behalf of Tenant were authorized to do so.

     38.  Limitation of Liability to Building.  The liability of Landlord to
          ------------------------------------
Tenant for any default by Landlord under this Lease or arising in connection with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Premises, shall be limited to the interest of Landlord in the Building. Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this paragraph 38 shall apply equally and inure to the benefit of Landlord, its successors and their respective, present and future partners of all tiers, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective heirs, successors and assigns. Under no circumstances shall any present or future general partner of Landlord (if Landlord is a partnership) or individual trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease.

     39.  Miscellaneous.  The words "Landlord" and "Tenant" as used herein shall
          --------------
include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto. Tenant shall not, without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. Upon the request of Landlord, Tenant shall provide to Landlord from time to time, at no expense to Landlord, copies of such financial statements with respect to Tenant as may have been prepared by or for Tenant; provided, that, Landlord shall keep confidential any information identified by Tenant as confidential (except that Landlord may share such information on a confidential basis with its lenders, accountants, attorneys, consultants and prospective purchasers, as necessary). Landlord's acceptance of a partial rent payment shall not constitute a waiver of any rights of Tenant or Landlord, including, without limitation, any right Landlord may have to recover possession of the Premises, in unlawful detainer, or otherwise. If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be governed by and construed pursuant to the laws of the State of California.

     40.  Abandonment.  Tenant shall not abandon the Premises or any part
          ------------
thereof at any time during the term of this Lease. Tenant understands that if Tenant should leave the Premises or any part thereof abandoned, the risk of fire, other casualty, and vandalism to the Premises and the Building will be increased and that, therefore, such action by

Tenant shall constitute a material breach of this Lease, whether or not Tenant continues to pay rent and additional rent under this Lease. If Tenant shall vacate, abandon or surrender the Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord may sell or otherwise dispose of such personal property in any commercially reasonable manner.

     42.  Americans with Disabilities Act and Similar Acts.  Notwithstanding
          -------------------------------------------------
anything to the contrary contained herein or in the Lease, Tenant, at its sole cost and expense, shall (i) cause the Premises to comply with the provisions of the Americans With Disabilities Act, 42. U.S.C. 12101 et seq. and any governmental regulations with respect thereof (the "ADA"), Title 24 of the California Administrative Code ("Title 24"), and other similar federal, state, and local laws and regulations, including, without limitation, any alterations required under ADA for the purposes of "public accommodations" (as that term is used in the ADA), and (ii) reimburse Landlord upon demand for any and all costs and expenses incurred by Landlord to comply with ADA, Title 24, or such similar federal, state, or local laws and regulations in any other portion of the Building in which the Premises are located arising out of Tenant's use of or construction in the Premises. Except as provided above, Tenant shall have no responsibility to comply with such laws in portions of the Building outside of the Premises.

     43.  Exhibits.  The exhibit(s) and addendum, if any, specified in the Basic
          ---------
Lease Information are attached to this Lease and by this reference made a part hereof

     44.  Landlord's Liability; Sale of Building.  The term "Landlord," as used
          ---------------------------------------
in this Lease, shall mean only __________ owner or owners (or lessee or lessees under any ground lease) of the Building at the time in question. Tenant acknowledges and agrees that the liability of Landlord with respect to its obligations under this Lease is limited to Landlord's interest in the Building, and Tenant agrees to look solely to Landlord's interest in the Building or the proceeds of any transfer thereof to satisfy any claim or judgment against or any liability or obligation of Landlord to Tenant under this Lease. In no event shall any partner, officer, director, employee, trustee, beneficiary, advisor, investment manager, manager, agent, member, advisor, or shareholder of Landlord have any personal liability to Tenant with respect to any liability or obligation of Landlord to Tenant, and no recourse shall be had by Tenant against any such parties or the assets of any such parties to satisfy any claim or judgment of Tenant for Landlord's breach of any of its obligations under this Lease. In addition, in the event of any conveyance of title to the Building, Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. If Tenant provides Landlord with any security for Tenant's performance of its obligations hereunder, Landlord shall transfer such security to the grantee or transferee of Landlord's interest in the Real Property, and once such transfer has been made, Landlord shall be released from any further responsibility or liability of such security. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners, trustees, beneficiaries, members or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner or other owner.

     45.  Name of Building.  Tenant shall not use the name of the Building for
          -----------------
any purpose other than as the address of the business conducted by Tenant in the Premises without the written consent of Landlord. Landlord reserves the right to change the name of the Building and Landlord shall not be liable to Tenant for any loss, cost or expense in account of any such change of name.

     46.  Hazardous Substance Disclosure.  California law requires landlords to
          -------------------------------
disclose to tenants the existence of certain Hazardous Materials. Accordingly, the existence of gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items must be disclosed. Gasoline and other automotive fluids are found in the garage area of the Building. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain Hazardous Materials. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain Hazardous Materials. Although smoking is prohibited in the public areas or the Building, these areas may from time to time be exposed to tobacco smoke. Building occupants and other persons entering the Building from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain Hazardous Materials.

     47.  Real Estate Brokers.  Landlord and Tenant each represents and warrants
          --------------------
to the other that such party has negotiated this Lease directly with the Real Estate Broker(s), if any, identified in the Basic Lease Information and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for such party in connection with this Lease. Each party shall indemnify, defend and hold the other harmless from and against any and all claims by any real estate broker or salesman other than the Real Estate Broker(s), if any, identified in the Basic Lease Information for a commission, finder's fee or other compensation as a result of the inaccuracy of such party's representation above. Landlord will pay any commission owing to the Real Estate Brokers, if any, identified in the Basic Lease Information above pursuant to a separate agreement.

     48.  Limited Recourse.  Notwithstanding anything to the contrary in the
          -----------------
Lease or in any document delivered by Landlord in connection with the consummation of the transaction contemplated hereby, it is expressly understood and agreed that The Equitable Life Assurance Society of the United States is acting solely on behalf and for the benefit of Separate Account No. S-16III and Landlord's liability shall be limited to, and payable and collectable only out of, assets allocated to, or held by Landlord for the benefit of, Separate Account No. S-16III (including, without limitation, the Building) and no other property or asset of Landlord or of any of Landlord's directors, officers, employees, shareholders, contractholders or policyholders, shall be subject to any lien, levy, execution, setoff or other enforcement procedure for satisfaction of any right or remedy of Tenant in connection with the transaction contemplated hereby.

     IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below:

TENANT                                                       LANDLORD
SMARTAGE CORP.,                                              THE EQUITABLE LIFE ASSURANCE SOCIETY OF
a Delaware corporation                                       THE UNITED STATES,
                                                             a New York corporation
 By:                      /s/                                 By:                 /s/
    -------------------------------------------------            ----------------------------------------------
    Its:                 CEO                                     Its:       Investment Officer
         --------------------------------------------                 -----------------------------------------

By: _________________________________________________        By: ______________________________________________
    Its: ____________________________________________            Its: _________________________________________

Date of Execution                                            Date of Execution
     by Tenant:          8/24/99                                  by Landlord:             8-31-99
                -------------------------------------                          --------------------------------

                               ADDENDUM TO LEASE

     This Addendum ("Addendum") is made to be a part of that certain Office Lease between The Equitable Life Assurance Society of the United States, a New York corporation ("Landlord"), and SmartAge Corp., a Delaware corporation ("Tenant"), dated as of August 10, 1999 (the "Lease"). To the extent there is any inconsistency between the terms and provisions of the Lease and the terms and provisions of this Addendum, this Addendum shall govern and control. All capitalized words used herein which have defined meanings in the Lease shall have the same defined meanings herein. Landlord and Tenant have agreed as follows:

     49. [Insert after the last sentence of Paragraph 2 on page I of the Lease] Notwithstanding the foregoing, and except for delays caused by fire, earthquake, act of God or the elements, in the event that Landlord does not deliver the Premises to Tenant within one hundred eighty
          (180) days after the Effective Date, then Tenant as its sole remedy shall have (a) the right to terminate this Lease upon seven (7) business days prior written notice to Landlord (unless, within such seven (7) business day period, Landlord delivers possession of the Premises to Tenant.

     50. [Insert in Paragraph 4(a)(v) as the second sentence on Page 3 of the Lease]
          Notwithstanding the foregoing __________ purposes of this Lease, Expenses shall not include:

               (1) Real Estate Taxes, since Tenant is obligated to pay Tenant's Tax Share of Tax Increases pursuant to other provisions hereof;

               (2) Leasing commissions paid to agents of Landlord, other brokers or any other persons in connection with the leasing of premises in the Building; attorneys' fees, costs, disbursements and other expenses incurred in connection with the negotiation or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building;

               (3) The cost of utilities, services and other benefits (including but not limited to after-hours HVAC, supplemental condenser water, etc.) for which individual tenants (including Tenant) reimburse Landlord or directly pay service providers, or costs in connection with services or other benefits provided selectively to one or more tenants (other than Tenant) and which do not benefit Tenant;

               (4) The depreciation or amortization (except to the extent specifically provided in Paragraph 4(a)(v) above) of the Building;

               (5) Costs of capital alterations, improvements, replacements, capital repairs to the Building or other capital items which, in accordance with GAAP and consistent with industry standards and sound management practices, should not be expensed, except as otherwise included as an Expense in this Lease;

               (6) Rent and other related expenses incurred in leasing air-conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature (excluding equipment not affixed to the Building which is used in providing janitorial or similar services), except for rent and other related expenses incurred while repairs or replacements are being made to keep permanent systems in operation;

               (7) Principal, interest, points and fees on debt or amortization payments on any real property mortgages or deeds of trust, or ground lease payments;

               (8) Advertising and marketing costs incurred with respect to advertising or solicitation of new tenants for the Building;

               (9) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by or on behalf of Landlord, excluding the Building concierge operations and the operation of the garage;

               (10) The costs of repair to the Building, including the Premises and other costs and expenses (which would otherwise be included as part of Expenses), to the extent such costs are reimbursed by insurance, guaranties, warranties, governmental agencies, or other tenants or occupants;

               (11) Interest, fines or penalties assessed as a result of Landlord's failure to make payments in a timely manner unless such failure is commercially reasonable under the circumstances;

               (12) Costs to the extent resulting from the gross negligence or willful misconduct of Landlord, its employees or contractors;

               (13) Landlord's general overhead and administrative expenses, including executive salaries and service personnel, to the extent not allocable to the operation or management of the Building;

               (14) Payments in respect to overhead or profits to subsidiaries or affiliates of Landlord, or to any party affiliated with Landlord, for management or other services in or to the Building, or for supplies or other materials, to the extent that the cost of such services, supplies, or materials exceeds the fair market cost that would be charged by non-affiliated third parties dealing with Landlord on an arms-length basis;

               (15) Costs of complying with laws, codes, regulations, or ordinances relating to hazardous materials to the extent such costs are incurred as a result of the presence of hazardous materials in the soil or groundwater under the Building on or before the date of execution of this Lease. The parties agree that the clean-up of hazardous materials required because of the use __________ction of building materials (other than those known to be hazardous at the time of the installation) shall be either an Expense, or to the extent that such clean-up constitutes an improvement to the Building, a capital improvement pursuant to this Lease. To the extent that such clean-up of hazardous materials is a capital improvement, the cost thereof shall be payable by Tenant to Landlord as capital improvement amortization under this Lease, amortized over the remaining useful life of the Building as reasonably determined by Landlord.

     51. [Insert in Paragraph 4(a)(v) as the third and fourth sentences on Page 3 of the Lease] Actual expenses for the Base Expense Year shall be adjusted to equal the greater of Landlord's Expenses (aa) at the actual occupancy rate of the Building during the Base Expense Year, or
          (bb) as though 95% of the total area of the Building had been occupied during the Base Expense Year. Actual expenses for each subsequent Expense Year shall be adjusted to equal Landlord's reasonable estimate of the Expenses had the total area of the Building been occupied for such Expense Year.

     52. [Insert in Paragraph 4 as a new Paragraph 4(f) on page 4 of the Lease]

               4(f). Tenant shall have the right to audit the books and records of Landlord applicable to the immediately preceding Expense Year (i) once every three years during the term of this Lease, or (ii) in any year during the term of the Lease if the amount paid by Tenant during the applicable Expense Year on account of Expense Increases has increased more than ten percent (10%) over the amount paid by Tenant on account of Expense Increases during the immediately preceding Expense Year, provided, that, Tenant provides written notice thereof to Landlord within one hundred twenty (120) days after receipt of Landlord's Expense Statement. Landlord shall make the books and records available at Landlord's office in the Building or at such other reasonable location as Landlord shall designate, during reasonable business hours on business days, commencing on such date as Landlord shall designate. Such audit shall be completed within thirty
          (30) days after commencement. If such audit discloses that adjustments to the Expense Increase payable by Tenant are necessary, such adjustments shall be made in the manner set forth in Paragraph 4(d) above. Tenant's auditor shall be a certified public accountant paid on an hourly basis and shall not be compensated on a contingency basis. Tenant shall be solely responsible for the costs of any such audit. Notwithstanding anything to the contrary contained herein and with reasonable promptness after the expiration of the Tenant's Base Expense Year and Base Tax Year, Landlord shall provide Tenant with a copy of Landlord's Expense Statement and Tax Statement for the Base Expense Year and Base Tax Year.

     53. [Insert after the last sentence of Paragraph 6(b) on page 6 of the Lease]
          Notwithstanding the foregoing, in the event that there is a continuous interruption in the supply of water, electricity, gas, or other form of energy serving the Premises or the

          Building for a period of more than seven (7) consecutive business days which interruption substantially interferes with the conduct of Tenant's business in the Premises (or a portion thereof), and Tenant in fact ceases to use the Premises (or a portion thereof) by reason of such interruption, then Tenant shall be entitled to an abatement in Base Rent due under this Lease. Abatement of Base Rent shall be allowed for such part of the Premises as shall be rendered unusable for the conduct of Tenant's business and shall commence on the eighth
          (8th) consecutive business day after cessation of use by Tenant and receipt by Landlord of written notice from Tenant of such cessation. Abatement shall continue until the earlier of (i) resumption of the applicable energy supply, or (ii) resumption of Tenant's use of the Premises or applicable portion thereof.

     54. [The following shall be inserted in Paragraph 16 as a new Paragraph 16(e) on page 10 of the Lease]

               16(e). The provisions of subparagraphs (a) and (b) above notwithstanding, no consent by Landlord shall be required for an assignment or sublease by Tenant to a Tenant Affiliate or Tenant Successor (a "Permitted Transfer" to a "Permitted Transferee"), provided, that, any such assignment or subletting to a Tenant Affiliate or Tenant Successor shall be subject to the following conditions:

                    (i) Tenant shall furnish Landlord written notice of the assignment or subletting and the identity of the assignee or sublessee within thirty (30) days after the effective date of such assignment or subletting;

                    (ii) Tenant shall furnish Landlord with a fully-executed copy of the sublease or assignment instrument, if any, and, with respect to any and all assignments (whether to an Tenant Affiliate or a Tenant Successor), Landlord shall furnish Tenant with a fully-executed copy of an instrument in writing, in form and substance satisfactory to Landlord, pursuant to which the assignee assumes all of the obligations and liabilities accruing from and after such assignment and imposed upon Tenant herein or arising hereunder;

                    (iii) at the time of the proposed assignment or subletting, there shall be no uncured Events of Default under this Lease; and

                    (iv) in connection with an assignment to a Tenant Successor, such Tenant Successor shall deliver to Landlord either a cash deposit as described in Paragraph 32 of the Lease or a Letter of Credit as described in Paragraph 57 below.

          In no event shall a subletting or assignment to a Permitted Assignee release or relieve Tenant of any of its obligations under this Lease. For purposes hereof, (i) "Tenant Affiliate" shall mean any corporation, partnership or other entity which controls, is controlled by or is under common control with Tenant; (ii) "Tenant Successor" shall mean any entity which acquires all or substantially all of the stock or assets of Tenant or any entity into which Tenant may become merged or consolidated or other reorganization; and (iii) "control" in this context shall mean the right directly or indirectly to exercise in excess of fifty percent (50%) of the voting or governing power of an entity.

     55. [The following shall be inserted in Paragraph 36 as a new Paragraph 36(b) on page 16 of the Lease]

               36(b). If Landlord signs as a corporation, each of the persons executing this Lease on behalf of Landlord warrants that Landlord is a duly authorized and existing corporation, that Landlord has been and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so.

     56.  PARKING.  Tenant shall have the right to rent from Landlord up to one
          --------
          (1) unreserved parking space in the Building garage for each two thousand five hundred (2,500) rentable square feet leased by Tenant in the Premises on a monthly basis throughout the term of this Lease. Such spaces shall be rented by Tenant at the then prevailing monthly rate established by Landlord from time to time or Landlord's agents for such parking access.

          Tenant shall be responsible for any taxes imposed by any governmental authority in connection with such spaces. Tenant's continued right to use such parking spaces is conditioned upon Tenant and Tenant's employees abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the parking facility, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the parking facility for purposes of permitting or facilitating any such maintenance, construction, alterations or improvements. Landlord may totally or partially delegate its responsibilities hereunder to a parking operator in which such operator shall have the rights of control as delegated by Landlord. The parking spaces rented by Tenant pursuant to this Paragraph are provided to Tenant solely for use by Tenant's own personnel (not including Tenant's invitees and guests) and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. Monthly parking pass holders shall have twenty-four (24) hour access to the Building garage.

     57.  LETTER OF CREDIT.  In lieu of the cash deposit described in Paragraph
          ----------------
          32 of the Lease, Tenant shall, upon signing this Lease, deliver to Landlord an irrevocable and unconditional letter of credit (the "Letter of Credit") governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500, as revised from time to time, in the amount of Nine Hundred Seventy-Seven Thousand Five Hundred Forty-Three and No/100 Dollars ($977,543.00), issued to Landlord, as beneficiary, in form and substance satisfactory to Landlord, by a bank (an "Approved Bank") approved by Landlord qualified to transact banking business in California with an office in the City and County of San Francisco at which drafts drawn on the Letter of Credit may be presented for payment. The full amount of the Letter of Credit shall be available to Landlord upon presentation of Landlord's sight draft accompanied only by the Letter of Credit and Landlord's signed statement that Landlord is entitled to draw on the Letter of Credit pursuant to this Lease. Tenant shall maintain the Letter of Credit for the entire term of this Lease, subject only to reduction in the amount of the Letter of Credit as provided in this Paragraph. The Letter of Credit shall expressly state that the Letter of Credit and the right to draw thereunder may be transferred or assigned by Landlord to any successor or assignee of Landlord under this Lease.

               The Letter of Credit shall also provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each during the term of this Lease (plus a period of thirty (30) days after the Term Expiration Date), unless the Approved Bank sends written notice ("Issuer Notice") to Landlord by any method specified in Paragraph 34 of the Lease, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed. If Landlord receives an Issuer Notice, and not later than thirty (30) days prior to the expiry date of the Letter of Credit Tenant fails to furnish Landlord with a replacement Letter of Credit pursuant to the terms and conditions of this Paragraph 57, then Landlord shall have the right to draw the full amount of the Letter of Credit, by sight draft, and shall hold the proceeds of the Letter of Credit as a cash security deposit pursuant to the terms and conditions of Paragraph 32 of the Lease.

               Notwithstanding the foregoing, in the event that Tenant is not in default on the commencement of the Third, Fourth and Fifth Lease Years, as applicable, and Tenant has not previously been in default under this Lease more than once, Tenant shall have the right, at its sole cost and expense, to obtain an amendment to the Letter of Credit in each of said Lease Years which reduces the amount of the Letter of Credit so that the amount of the Letter of Credit for said Lease Years is as follows:


               Lease Year 3    $733,157.00

               Lease Year 4    $488,772.00

               Lease Year 5    $244,386.00

     58.  ROOFTOP SPACE.  During the term of this Lease, Tenant shall have the
          -------------
          right to install and maintain outdoor seating on the roof of the Building for Tenant's and its employee's use, in the area adjacent to the Premises depicted on Exhibit A (the "Rooftop Space"), provided,
                                   ---------
          that, (i) Tenant obtains and places small flower boxes to delineate the perimeter of the Rooftop Space, (ii) Landlord reasonably approves the outdoor seating furniture and flower boxes to be utilized by Tenant, (iii) Tenant complies, at its sole cost and expense, with any and all laws, statutes, ordinances and governmental rules, regulations or requirements applicable to Tenant's use of the Rooftop Space, (iv) Tenant, at its sole cost and expense, provides janitorial service for the Rooftop Space and maintains the outdoor seating and flower boxes in good condition and repair, and (v) Tenant's use of the Rooftop Space does not constitute a nuisance. Tenant's right to utilize the Rooftop Space is expressly conditioned upon Tenant's installation of an access door to the Rooftop Space from the Premises, at Tenant's sole cost and expense, in compliance with any and all applicable laws, __________es, ordinances and governmental rules, regulations or requirements. Tenant shall indemnify, defend and hold Landlord harmless from and against any costs or expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by Landlord in connection with Tenant's use of the Rooftop Space. This indemnity shall survive the termination or earlier expiration of this Lease.

     59.  SIGNAGE.  During the term of this Lease, Tenant shall have the right,
          -------
          at its sole cost and expense, to erect and maintain signage on the exterior door to the Premises. The exact location, size, materials and design for all such signage shall be compatible with Landlord's Building signage program and shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld. Tenant shall comply, at its sole cost and expense, with any and all laws, statutes, ordinances and governmental rules, regulations or requirements applicable to such signage. Tenant shall have the right and the obligation to remove any such signage prior to the expiration of the term of this Lease. Landlord shall provide the initial identification of Tenant's name on the directory located in the main lobby of the Building.

     60.  NON-DISTURBANCE AGREEMENT.  At Tenant's request, Landlord shall submit
          -------------------------
          to any current lienholder on the Property for execution a non-disturbance agreement in the form customarily used by such lienholder, provided that this Lease shall continue in full force and effect, and Landlord shall have no responsibility to Tenant, if one or more of such lienholders is unwilling to execute such agreement.

     61.  GROSS NEGLIGENCE.  The term "gross negligence" as used in this Lease
          ----------------
          shall mean "any action or inaction taken with a reckless disregard for the consequences".

     62.  RATIFICATION OF LEASE:  Landlord and Tenant hereby ratify and confirm
          ---------------------
          all of the provisions of the Lease as amended by this Addendum.

     63.  TIME IS OF THE ESSENCE: Time is of the essence of the Lease Agreement
          ----------------------
          and each of its provisions.

               IN WITNESS WHEREOF, Landlord and Tenant have entered into this Addendum as of the date of the Lease.


Tenant:                                Landlord:

SMARTAGE CORP.,                        THE EQUITABLE LIFE ASSURANCE SOCIETY OF
a Delaware corporation                 THE UNITED STATES,
                                       a New York corporation



By    /s/                              By    /s/
     --------------------------             ---------------------------

Its         CEO                        Its        Investment Officer
     --------------------------             ---------------------------

Date      8/24/99                      Date             8-31-99
     --------------------------             ---------------------------

                                   EXHIBIT A

                            FLOOR PLANS OF PREMISES
                            -----------------------

                                   EXHIBIT A

                                [GRAPHICS HERE]

                                   EXHIBIT B
                             RULES AND REGULATIONS

     1. The sidewalks, halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the __________ character, reputation and interests of the Building ________, provided that nothing __________ contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building except such roof or portion thereof as may be contiguous to the premises of a particular tenant and may be designated in writing by Landlord as a roof deck or roof garden area.

     2. No sign, placard, placard, name, advertisement or notice visible from the exterior of any tenant's premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building on the office floors. Each tenant shall conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

     3. Their Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall ________ done or permitted by any tenant on the premises, except that use by the tenant of food and beverage vending machines and Underwriters' Laboratory approved microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     4. No tenant shall employ any person or persons other than Landlord's janitorial service for the purpose of cleaning the premises, unless otherwise approved by Landlord. No person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 9:30 P.M. unless, by prior arrangement with Landlord, service is extended to a later hour for specifically designated rooms.

     5. Landlord will furnish each tenant, free of charge, with two keys to each door lock in its premises. Landlord may make a reasonable charge for any additional keys. No tenant shall have any keys made. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior consent of Landlord. The tenant shall in each case furnish Landlord with a key for any such lock. Each tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to the tenant.

     6. The freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of the tenant.

     7. No tenant shall use or keep in the premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment, or, without Landlord's prior approval, use any method of heating or air conditioning other than that supplied by Landlord.

                                   EXHIBIT B
                             RULES AND REGULATIONS

No tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein.

     8. Landlord shall have the right, exercisable _________ notice and without liability to any tenant, to change the name and street address of the Building.

     9. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 7 A.M. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present a pass signed by Landlord to the Building. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate.

     10. The directory of the Building will be provided for the display of the name and location of tenants and a reasonable number of the principal officers and employees of tenants, and Landlord reserves the right to exclude any other names therefrom. Any additional name which a tenant desires to have added to the directory shall be subject to Landlord's approval and may be subject to a charge therefor.

     11. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any exterior window in the Building without the prior consent of Landlord. If consented to by Landlord, such items shall be installed on the office side of the standard window covering and shall in no way be visible from the exterior of the Building.

     12. Messenger services and suppliers of bottled water, food, beverages, and other products or services shall be subject to such reasonable regulations as may be adopted by Landlord. Landlord may establish a central receiving station in the Building for delivery and pick-up by all messenger services, and may limit delivery and pick-up at tenant premises to Building personnel.

     13. Each tenant shall see that the doors of its premises are closed and locked and that all water faucets or apparatus, cooking facilities and office equipment (excluding office equipment required to be operative at all times) are shut off before the tenant or its employees leave the premises at night, so as to prevent waste or damage, and for any default or carelessness in this regard the tenant shall be responsible for any damage sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

     14. The toilets, urinals, wash bowls and other restroom facilities shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

     15. Except with the prior consent of Landlord, no tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, theatre tickets or any other goods or merchandise to the general public in or on the premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business or from the premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premise of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such tenant's lease.

     16. No tenant shall install any antenna, loudspeaker, or other device on the roof or exterior walls of the Building.

                                   EXHIBIT B
                             RULES AND REGULATIONS

     17. There shall not be used in any portion of the Building, by any tenant or its invitees, any hand _______________ handling equipment except those equipped with rubber tires and side guards unless otherwise approved by Landlord.

     18. Each tenant shall store its refuse within its premises. No material shall be placed in the refuse boxes or _____________ material is of such nature that it may not be disposed of in the ordinary and customary ____________ of removing and disposing of refuse in the City and County of San Francisco without being in violation of any law or ordinance governing such disposal. All refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

     19. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in the Building are prohibited, and each tenant shall cooperate to prevent the same.

     20. The requirements of the tenants will be attended to only upon application by telephone or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

     21. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a wavier of such Rules and Regulations in favor of ________ tenant or tenants, _________ prevent Landlord from ________ enforcing any such Rules and Regulations against __________ all of the tenants of the Building.

     22. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

     23. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

                                   EXHIBIT C

                        TENANT IMPROVEMENT WORK LETTER
                        ------------------------------

          This Exhibit C is made to be a part of that certain Office Lease
               ---------
between The Equitable Life Assurance Society of the United States, a New York corporation ("Landlord"), and SmartAge Corp., a Delaware corporation ("Tenant"), dated as of August 10, 1999 (the "Lease"). To the extent there is any inconsistency between the terms and provisions of the Lease and the terms and provisions of this Exhibit C, this Exhibit C shall govern and control. All
                   ---------       ---------
capitalized words used herein which have defined meanings in the Lease shall have the same defined meanings herein. Landlord and Tenant have agreed as follows:

          1.  TENANT ACCEPTS PREMISES IN "AS IS" CONDITION.  Upon the full
              --------------------------------------------
execution and delivery of this Lease by Landlord and Tenant, Tenant accepts the Premises in their presently existing, "As-Is" condition, except for the Base Building Improvements (as defined below) to be constructed by Landlord pursuant to this Work Letter. By execution hereunder, Tenant acknowledges that it has had the opportunity to inspect the Premises and the Building prior to signing the Lease and finds them to be in good and satisfactory condition. The Lease, with the exception of Tenant's obligation to pay Base Rent for the Premises, shall become effective with respect to the Premises upon the Term Commencement Date. Tenant's obligation to pay Base Rent for the Premises shall commence upon the Rent Commencement Date, as described in the Basic Lease Information. Except as specifically provided below or in the Lease, Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part of the Premises, or to pay for any such work, and neither Landlord nor Landlord's agents have made any representations to Tenant with respect to the condition of the Premises.

          2.  CONSTRUCTION OF TENANT IMPROVEMENTS.  Tenant shall substantially
              -----------------------------------
complete any and all alterations of, or improvements to, the Premises (the "Tenant Improvements"), in accordance with the Final Plans (as defined below) submitted to and approved by Landlord. The Tenant Improvements shall be made and performed in a safe and workmanlike manner, using only first-class materials, in compliance with the minimum Building standard specification for interior tenant improvements developed by Landlord for uniform application in the Building, and in accordance with the provisions of the following provisions of this Exhibit C:
                                                                      ---------

          (a) No work with respect to the Tenant Improvements shall proceed without Landlord's reasonable prior written approval of:

               (1) Tenant's contractor(s) and subcontractor(s) (selected from a list of contractors and subcontractors approved by Landlord, which list may include the names of contractors and subcontractors submitted by Tenant to Landlord for Landlord's prior approval);

               (2) certificates of insurance furnished to Landlord from a company or companies approved by Landlord;

                    (i) by Tenant's general contractor, evidencing commercial general liability insurance (with contractual liability and products and completed operations coverages) with a minimum combined single limit for bodily injury and property damage in an amount not less than Two Million Five Hundred Thousand Dollars ($2,500,000) per occurrence, endorsed to name Landlord, Landlord's managing agent and any other party designated by Landlord as an additional insured, and workers' compensation insurance, as required by law;

                    (ii) by any and all subcontractors, evidencing commercial
               general liability insurance (with contractual liability and products and completed operations coverages) with a minimum combined single limit for bodily injury and property damage in an amount not less than One Million Dollars ($1,000,000) per occurrence, endorsed name Landlord,

               Landlord's managing agent and any other party designated by Landlord as an additional insured, and workers' compensation insurance, as required by law; and

                    (iii) by Tenant evidencing builder's risk insurance with respect to the Tenant Improvements, in such amounts as are deemed reasonable by Landlord, and workers' compensation insurance, as required by law; and

               (3) detailed plans and specifications for such work, prepared by a licensed architect approved in writing by Landlord (the "Tenant's Architect"), which indicate that such work will not exceed the design load capacities and performance criteria of the Building, including, without limitation, its electrical, HVAC and weight capacities, and construction means and methods.

          (b) Except as otherwise expressly provided herein, the Tenant Improvements shall be undertaken at Tenant's sole cost and expense and in strict conformance with all applicable laws, regulations, building codes and the requirements of any building permit and all other applicable permits or licenses issued with respect to such work. Tenant shall be solely responsible for obtaining all such permits and licenses from the appropriate governmental authorities, and any delay in obtaining such permits or licenses shall not be deemed to extend the commencement date or the expiration date of the term of the Lease or to waive or toll Tenant's rental and other obligations with respect to the Premises. Copies of all permits and licenses shall be furnished to Landlord before any work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, shall be promptly replaced and corrected at Tenant's expense.

          (c) Tenant shall provide Landlord with a construction schedule and all revisions thereto. All work by Tenant shall be scheduled through Landlord and shall be diligently and continuously pursued from the date of its commencement through its completion. Landlord hereby agrees to use its reasonable efforts to facilitate such work and to ensure access by Tenant to and availability to Tenant of all freight elevators and all such similar facilities necessary to facilitate such work, subject, however, to the rules and regulations established by Landlord for construction work in the Building. All work shall be conducted in a manner that maintains harmonious labor relations and does not unreasonably interfere with or delay any other work or activities being carried out by Landlord in the Building. Landlord or Landlord's agent shall have the right to enter the Premises and inspect the Premises and the Tenant Improvements at all reasonable times during the construction of the Tenant Improvements.

          (d) Tenant shall cause the Tenant's Architect to prepare and submit to Landlord for its approval complete architectural plans, drawings and specifications for all Tenant Improvements, including, without limitation, complete engineered mechanical and electrical working drawings for the Premises, showing the subdivision, layout, finish and decoration work desired by Tenant therefor, and any internal or external communications or special utility facilities which will require installation of conduits or other improvements within common areas, all in such form and in such detail as may be required by Landlord. Such complete plans, drawings and specifications are referred to herein as "Final Plans". Tenant shall submit the Final Plans for the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Within seven (7) business days after Landlord receives the Final Plans for approval, Landlord shall give its written approval of the Final Plans, or provide Tenant with specific written objections to the Final Plans.

               If Landlord objects to the Final Plans, Landlord shall make itself available to meet with Tenant and the Tenant's Architect within five
     (5) business days after said objection to resolve the objections and to deliver to the Tenant's Architect such information as may be necessary to enable the Tenant's Architect to cause the Final Plans to be revised consistent with Landlord's objections. No delay in the scheduling of completion of the Tenant Improvements resulting from Landlord's review, revision and approval of the Final Plans (except delays caused by Landlord's failure to comply with the seven (7) and five (5) day period mentioned above where such review and approval by Landlord could have been reasonably completed within such timeframes) shall be deemed to extend the commencement date or expiration date of the term of the Lease or waive or toll Tenant's rental obligations with respect to the Premises. In the event that Tenant and/or its contractors and subcontractors desire to change the Final Plans subsequent to approval by Landlord, Tenant shall provide notice of such proposed change to Landlord for Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and which approval shall be required prior to the implementation of such proposed change. Landlord shall approve or disapprove the proposed change within five (5) business days after Landlord's receipt of all final plans and specifications therefor or within such time period after such five (5) business day period which is reasonably practical. At the conclusion of construction, Tenant shall cause the Tenant's Architect to provide two (2) complete sets of record drawings of the Tenant Improvements, as constructed, which shall not materially deviate from the Final Plans, and Tenant shall also cause to be provided a project closeout package, including, without limitation, a punchlist sign-off, project team list, permit cards, unconditional lien releases and final construction costs itemized by trade.

          (e) Tenant shall enter into a contract (the "General Contract") with one of the bidding contractors ("Tenant's Contractor") for the construction of the Tenant Improvements selected from a list of contractors approved by Landlord (which list may include the names of contractors submitted by Tenant to Landlord for Landlord's prior approval).

          (f) With respect to fire and life safety systems work required under the General Contract ____________ shall cause Tenant's Contractor __________ and review bids from at least three (3) subcontractors (the "Fire and Life Safety Bidders") from a list of contractors approved by Landlord (which list may include the names of subcontractors submitted by Tenant to Landlord for Landlord's prior approval) and to enter into a subcontract with one of the Fire and Life Safety Bidders. With respect to all mechanical systems work required under the General Contract, Tenant shall cause Tenant's Contractor to solicit and review bids from at least three (3) subcontractors (the "Mechanical Bidders") from a list of contractors approved by Landlord (which list may include the names of subcontractors submitted by Tenant to Landlord for Landlord's prior approval) and to enter into a subcontract with one of the Mechanical Bidders. With respect to all electrical systems work required under the General Contract, Tenant shall cause Tenant's Contractor to solicit and review bids from at least three (3) subcontractors for all such work (the "Electrical Bidders") from a list of contractors approved by Landlord (which list may include the names of subcontractors submitted by Tenant to Landlord for Landlord's prior approval) and to enter into a subcontract with one of the Electrical Bidders. To the extent Tenant's Contractor desires to subcontract other work required under the General Contract, Tenant shall cause Tenant's Contractor to solicit bids for such proposed subcontract (the "Other Work Bid________), at least one (1) of which, if Landlord so elects, shall be a subcontractor design __________ Landlord, and, with the prior written notice to Landlord, to enter into such subcontract with one of the Other Work Bidders. Tenant's Contractor may engage such laborers and suppliers as it deems appropriate, subject to the provisions of subparagraph (g) below.

          (g) Notwithstanding anything to the contrary contained herein, all major contractors' and subcontractors contracts for the Tenant Improvements shall be union contracts, and Tenant shall use its commercially reasonable efforts to ensure that union labor is employed in connection with the design and construction of the Tenant Improvements.

          (h) Tenant hereby designates Tenant's Vice President of Finance, or any other person designated by Tenant from time to time, as its representative in connection with the design and construction of the Tenant Improvements, and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant.

          (i) Although Landlord has the right to review, request revisions to and approve the Final Plans, Landlord's sole interest in doing so is to protect the Building and Landlord's interest in the Building, and Landlord is not in any way warranting or representing that Tenant's Final Plans are suitable for their intended use or comply with applicable laws and regulations. Landlord shall have no liability whatsoever in connection with Tenant's Final Plans, nor any responsibility for any omissions or errors contained therein. Accordingly, Tenant shall not rely upon Landlord's approval for any purpose other than for the purpose of acknowledging the consent of Landlord to proceed with the requested action, and Landlord shall incur no liability of any kind by reason of the granting of such approvals.

          (j)  Nothing in this Exhibit C shall affect the obligations of Tenant
                               ---------
     under the Lease with respect to any alterations, additions and improvements within the Premises, including, without limitation, any obligation to obtain the prior written consent of Landlord in connection therewith.

          3.   TENANT IMPROVEMENT ALLOWANCE. Subject to the terms and conditions
               ----------------------------
of this Paragraph 3, Landlord shall pay on behalf of Tenant up to a maximum amount of Eight Hundred Five Thousand Thirty-Five and No/100 Dollars ($805,035.00) (or a maximum of $35.00 per rentable square foot of Premises) for the construction of Tenant Improvements in the Premises (the "Tenant Improvement Allowance"), including without limitation, all architectural and engineering fees incurred in connection therewith, project and construction management fees, real property improvements, and all sums payable to Landlord as provided in Paragraph 4 below. The Tenant Improvement Allowance shall not be used for any equipment or furniture purchases, ________ expenses, or the installation of a security system. The Tenant Improvement Allowance __________ be paid as follows: upon the presentation of invoices to Landlord from Tenant or the person performing the work or rendering the services or providing the materials and such supporting documentation _________ Landlord may reasonably require, including, without limitation, identification of the work completed and/or material supplied, mechanic lien releases and certificates of payment issued by the Tenant's Architect and Tenant's designated representative, Landlord shall pay such invoices on or before the fifteenth (15th) day of the following month to the person performing the work or rendering the services or providing the materials. Notwithstanding anything to the contrary contained herein or in the Lease, the obligation of Landlord to make any one or more payments pursuant to the provisions of this Paragraph 3 shall be suspended without further act of the parties during any such time as there exists a material default under the Lease. The Tenant Improvement Allowance must be utilized by Tenant, if at all, prior to that date which is seven (7) months after the Effective Date. As of such date, Tenant shall forfeit any remaining balance of the Tenant Improvement Allowance that Tenant has not utilized pursuant to the terms of this Exhibit C. Tenant
                                                           ---------
shall bear the cost of any and all Tenant Improvements to the Premises in exces__________ Tenant Improvement Allowance.

          4.   REIMBURSEMENT AND COMPENSATION.  Tenant shall reimburse Landlord
               ------------------------------
for any and all reasonable out-of-pocket costs incurred by Landlord in connection with the design and __________ of the Final Plans (including, without limitation, any conceptual plans and/or working drawings related thereto) for the Tenant Improvements, and Landlord shall be entitled to construction management fee in connection with its supervision of the construction of the Tenant Improvements and administration of the Tenant Improvement Allowance in an amount equal to three percent (3%) of the total cost of Tenant Improvements. Landlord may obtain any reimbursement or compensation required hereunder by deducting the amount of such reimbursement and/or compensation from the Tenant Improvement Allowance.

          5.   TENANT'S INDEMNITY.  Tenant shall indemnify, defend and hold
               ------------------
Landlord harmless from and against any and all claims, liens, expenses, costs, losses, fines, liabilities and/or damages (including, without limitation, attorneys' fees and costs) arising out of or in any way connected with the construction by Tenant of the Tenant Improvements, except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees, contractors or agents. Tenant's liability insurance will be primary with respect to Tenant's indemnity.

          6.   NOTICE OF NONRESPONSIBILITY.  Landlord shall have the right to
               ---------------------------
post in a conspicuous location on the Premises, as well as record within the City and County of San Francisco, Notice (s) of Nonresponsibility in connection with any and all Tenant Improvements constructed by Tenant hereunder.

          7.   BASE BUILDING IMPROVEMENTS.  Landlord shall be responsible for
               --------------------------
constructing the Base Building Improvements, at its sole cost and expense, in conformance with all applicable laws, regulations, building codes and the requirements of all permits or licenses issued with respect to such work. Subject to unavoidable delays, or delays caused in whole or in part by Tenant or as otherwise necessitated by Tenant's construction schedule for the Tenant Improvements, Lessor shall use commercially reasonable efforts to commence the Base Building Improvements contemporaneously with commencement of the Tenant Improvements. Landlord shall diligently and continuously pursue the construction of the Base Building Improvements from the date of its commencement through its completion. For purposes hereof, the term "Base Building Improvements" shall mean (i) upgrading the common area, including the restrooms, on the Fifth Floor of the South Tower of Building to meet the current Uniform Building Code, ADA, Title 24 and other applicable life-safety code requirements to the extent required by the building permit for the Tenant Improvements, (ii) installation of demising walls as delineated on Exhibit A (excluding the finish
                                   ---------
of said walls on the interior of the Premises), and (iii) modification of the common area corridor walls (excluding the finish of said walls on the interior of the Premises). Notwithstanding anything to the contrary contained herein or in the Lease, the obligation of Landlord to proceed with the construction of the Base Building Improvements shall be suspended without further act of the parties during any such time as there exists default by Tenant under the Lease beyond any applicable cure periods.

          8.   MISCELLANEOUS.
               -------------

          (a)  Landlord's Representative.  Landlord has designated Bruce Kimbrew
               -------------------------
as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full ____________ and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

          (b)  Tenant's Default.  Notwithstanding any provision to the contrary
               ----------------
contained in this Lease, if a default by Tenant exists under the Lease or this Work Letter and continues beyond any applicable cure period or has occurred beyond any applicable cure period at any time on or before the substantial completion of the Tenant Improvements and Base Building Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance, and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for __________ in the substantial completion of the Base Building Improvements caused by such _________ by Landlord).

          (c)  Applicability of Work Letter.  This Work Letter shall not be
               ----------------------------
deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of damage or destruction of the Premises, condemnation of the Premises, or renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

          (d)  Execution in Conjunction with Lease.  This Work Letter is being
               -----------------------------------
executed in conjunction with the Lease and is subject to each and every term and condition thereof, including, without limitation, the limitations of Landlord's liability set forth therein.

          IN WITNESS WHEREOF, the undersigned have executed this Exhibit C
                                                                 ---------
concurrently with the execution of the Lease.


SMARTAGE CORP.,                                  THE EQUITABLE LIFE ASSURANCE
a Delaware corporation                           SOCIETY OF THE UNITED STATES,
                                                 a New York corporation



By:            /s/                               By:           /s/
   ----------------------------                     ----------------------------

Its:  Chief Executive Officer                    Its:    Investment Officer
    ---------------------------                      ---------------------------

Date: 8/24/99                                    Date:   8/31/99
     --------------------------                        -------------------------

                                   EXHIBIT D

                        COMMENCEMENT OF TERM AGREEMENT
                        ------------------------------

          This Commencement of Term Agreement ("Addendum") is executed as of the ____day of _________, 1999/2000, by and between The Equitable Life Assurance Society of the United States, a New York corporation ("Landlord") and SmartAge Corp., a Delaware corporation ("Tenant"), in connection with that certain Office Lease (the "Lease"), dated as of August 10, 1999, by and between Landlord and Tenant with respect to the Premises located at 303 Second Street (the "Premises").

          NOW, THEREFORE, the parties hereby agree as follows:


          1. The Term Commencement Date of the Term of the Lease is ___________.

          2. The Rent Commencement Date is ___________.

          3. The Expiration Date of the Term of the Lease is __________.

             The Premises is approximately ___________ rentable square feet.

          5. The monthly/annual Base Rent is $___________.

          6. Tenant's Expense Share is ________%.

          7. Tenant's Tax Share is ____%.

          IN WITNESS WHEREOF, Landlord and Tenant have entered into this Addendum as of the date of the Lease.


Tenant:                                          Landlord:

SMARTAGE CORP.,                                  THE EQUITABLE LIFE ASSURANCE
a Delaware corporation                           SOCIETY OF THE UNITED STATES,
                                                 a New York corporation




By:____________________________                  By:____________________________

Its:___________________________                  Its:___________________________

Date:__________________________                  Date:__________________________

                        FIRST AMENDMENT TO OFFICE LEASE
                        -------------------------------

          THIS FIRST AMENDMENT TO LEASE ("First Amendment") is made and entered into as of November 18, 1999, by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES, a New York corporation ("Landlord"), and SMARTAGE CORP., a Delaware corporation ("Tenant").

                               R E C I T A L S:

          A. Landlord and Tenant entered into that certain Office Lease dated as of August 10, 1999 (the "Lease"), for certain premises comprising approximately twenty-three thousand one (23,001) rentable square feet (the "Initial Premises") on the Fifth (5/th/) Floor of the South Tower in that certain building owned by Landlord located at 303 Second Street, San Francisco, California (the "Building"); and

          B. Landlord and Tenant now desire to amend the Lease to provide for an expansion of the Initial Premises to include certain premises comprising approximately nineteen thousand three hundred forty-seven (19,347) additional rentable square feet, on the Fifth (5/th/) Floor of the South Tower of the Building (the "Expansion Premises"). The Initial Premises and the Expansion Premises comprise the entirety of the Fifth (5/th/) Floor of the South Tower of the Building.

                               A G R E E M E N T

          NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Lease and agree as follows:

     1.  Expansion Premises.  Effective as of the Effective Date (as defined
         ------------------
below), Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Expansion Premises, upon all of the terms and conditions set forth in the Lease, as amended herein. Effective as of the Effective Date, the term "Premises", as defined in the Lease, shall be amended to include the Initial Premises and the Expansion Premises, and Exhibit A (Floor Plan of Premises) to
                                         ---------
the Lease shall be deleted in its entirety and replaced with the Revised Exhibit
                                                                 ---------------
A (Floor Plan of Premises) attached hereto.
-

     2.  Amendment to Basic Lease Information.  Effective as of the Effective
         ------------------------------------
Date (as defined below), Landlord and Tenant agree that the provisions of the Basic Lease Information of the Lease listed below shall be amended in their entirety to provide the following:

Premises (Paragraph l(b)):                    Approximately 42,348 rentable square feet on the Fifth (5th) Floor of the South Tower of the Building, as more specifically outlined in the Revised Exhibit A attached
                                                                                                    -----------------
                                              hereto. Landlord and Tenant agree that this constitutes the rentable square feet of the Premises and that Landlord has no right to remeasure the Premises.

Term Expiration Date (Paragraph 2):           February 28, 2005.

Rent Commencement Date:                       Initial Premises - Rent for the Initial Premises shall commence on that date which is
                                              ----------------
                                              the earlier of (i) the date that Tenant occupies the Initial Premises for the ordinary conduct of Tenant's business, or (ii) January 1, 2000 ("Initial Premises Rent
                                              Commencement Date").

                                              Expansion Premises - Rent for the Expansion Premises shall commence on that date which
                                              ------------------
                                              is the earlier of (i) the date that Tenant occupies the Expansion Premises for the ordinary conduct of Tenant's business, or (ii) April 1, 2000 ("Expansion Premises Rent
                                              Commencement Date").

Base Rent (Paragraph 3(a)):                   Initial Premises - The annual Base
                                              Rent for the for the Initial
                                              Premises during the initial term
                                              of the Lease shall be as follows:

     Initial Premises Rent Commencement bate - February 28, 2002:

                                              Thirty-Six and No/100 Dollars
                                              ($36.00) per rentable square foot
                                              of Initial Premises per annum for
                                              a total of Eight Hundred Twenty-
                                              Eight Thousand Thirty-Six and
                                              No/100 Dollars ($828,036.00) per
                                              annum/ or Sixty-Nine Thousand
                                              Three and No/100 Dollars
                                              ($69,003.00) per month.

     March 1, 2002 - February 28, 2003:       Thirty-Seven and No/100 Dollars
                                              ($37.00) per rentable square foot
                                              of Initial Premises per annum for
                                              a total of Eight Hundred Fifty-One
                                              Thousand Thirty-Seven and No/100
                                              Dollars ($851,037.00) per annum/
                                              or Seventy Thousand Nine Hundred
                                              Nineteen and 75/100 Dollars
                                              ($70,919.75) per month.

     March 1, 2003 - February 28, 2005:       Thirty-Eight and No/100 Dollars
                                              ($38.00) per rentable square foot
                                              of Initial Premises per annum for
                                              a total of Eight Hundred Seventy-
                                              Four Thousand Thirty-Eight and
                                              No/100 Dollars ($874,038.00) per
                                              annum/ or Seventy-Two Thousand
                                              Eight Hundred Thirty-Six and
                                              50/100 Dollars ($72,836.50) per
                                              month.

                                              Expansion Premises - The annual
                                              ------------------
                                              Base Rent for the for the
                                              Expansion Premises during the
                                              initial term of the Lease shall be
                                              as follows:

     Expansion Premises Rent Commencement Date - February 28, 2002:

                                              Forty and No/100 Dollars ($40.00)
                                              per rentable square foot of
                                              Expansion Premises per annum for a
                                              total of Seven Hundred Seventy-
                                              Three Thousand Eight Hundred
                                              Eighty and No/100 Dollars
                                              ($773,880.00) per annum/ or Sixty-
                                              Four Thousand Four Hundred Ninety
                                              and No/100 Dollars ($64,490.00)
                                              per month.

     March 1, 2002 - February 28, 2003:       Forty-One and No/100 Dollars
                                              ($41.00) per rentable square foot
                                              of Expansion Premises per annum
                                              for a total of Seven Hundred
                                              Ninety-Three Thousand Two Hundred
                                              Twenty-Seven and No/100 Dollars
                                              ($793,227.00) per annum/ or Sixty-
                                              Six Thousand One Hundred Two and
                                              25/100 Dollars ($66,102.25) per
                                              month.

     March 1, 2003 - February 28, 2005:       Forty-Two and No/100 Dollars
                                              ($42.00) per rentable square foot
                                              of Expansion Premises per annum
                                              for a total of Eight Hundred
                                              Twelve Thousand Five Hundred
                                              Seventy-Four and No/100 Dollars
                                              ($812,574.00) per annum/ or Sixty-
                                              Seven Thousand Seven Hundred
                                              Fourteen and 50/100 Dollars
                                              ($67,714.50) per month.

Tenant's Expense Share (Paragraph 4(a)):            6.04%

Tenant's Tax Share: (Paragraph 4(a)):               6.04%

Security Deposit (Paragraphs 32 and 57):            $1,629,768.62

     3.   First Month's Base Rent for Expansion Premises. The first month's Base
          ----------------------------------------------
Rent for the Expansion Premises in the amount of Sixty-Four Thousand Four Hundred Ninety and No/100 Dollars ($64,490.00) is due upon Tenant's execution of the First Amendment.

     4.   Security Deposit.
          -----------------

          (a) Upon the Effective Date, the Security Deposit (the "deposit" as referenced in Paragraph 32 of the Lease) shall increase by Six Hundred Fifty-Two Thousand Two Hundred Twenty-Five and 64/100 Dollars ($652,225.64) for a total Security Deposit of One Million Six Hundred Twenty-Nine Thousand Seven Hundred Sixty-Eight and 62/100 Dollars ($1,629,768.62), as reflected in Paragraph 2 hereof.

          (b) Notwithstanding anything to the contrary contained in the Lease, as amended hereby, in the event that during the term of the Lease Tenant delivers evidence in form reasonably satisfactory to Landlord that Tenant has been profitable for four (4) consecutive quarters based on an Earnings Before Interest, Taxes and Depreciation/Amortization (EBITDA), and after Debt Service (principal and interest) test, and has a tangible net worth (excluding goodwill and other intangible assets) equal to or in excess of Fifty Million Dollars ($50,000,000), the required Security Deposit (or "deposit") may be reduced to an amount equal to one month of the then current Base Rent. In the event that Tenant satisfies the foregoing conditions and Landlord then holds the Security Deposit (or "deposit") in the form of a Letter of Credit, Tenant shall replace the Letter of Credit with cash in an amount equal to one month of the then current Base Rent. Upon receipt of the cash Security Deposit (or "deposit"), Landlord shall return the Letter of Credit to Tenant.

     5.   Letter of Credit.
          -----------------

          (a) In lieu of delivering cash to Landlord to increase the Security Deposit as provided in Paragraph 32 of the Lease, Tenant shall, upon execution of this First Amendment, deliver to Landlord an amendment to the Letter of Credit which increases the amount of the Letter of Credit to One Million Six Hundred Twenty-Nine Thousand Seven Hundred Sixty-Eight and 62/100 Dollars ($1,629,768.62) and otherwise is in accordance with the terms and conditions of Paragraph 57 of the Lease, as amended herein.

          (b) The third paragraph of Paragraph 57 of the Lease shall be deleted in its entirety and replaced with the following:

          Notwithstanding the foregoing, in the event that Tenant is not in default on March 1, 2002, March 1, 2003, and March 1, 2004, as applicable, and Tenant has not previously been in default under this Lease more than once, Tenant shall have the right, at its sole cost and expense, to obtain an amendment to the Letter of Credit which reduces the amount of the Letter of Credit, and the "deposit" or Security Deposit, so that the amount thereof on and after such dates is as follows:


                     March 1, 2002           $1,222,326.47

                     March 1, 2003           $  814,884.31

                     March 1, 2004           $  407,442.16


     6.   Sublet of Expansion Premises.  Subject to the terms and conditions of
          ----------------------------
Paragraph 16 of the Lease (excluding Landlord's rights set forth in Subparagraphs 16(d)(2) through (4) of the Lease), Tenant shall have the right to sublease the Expansion Premises or portions thereof for a term or terms not to exceed two (2) years (which term or terms shall in no event expire during the last year of the term of the Lease); provided, that, in no event shall any such sublet premises comprise an area of less than five thousand (5,000) rentable square feet or an area greater than ten thousand (10,000) rentable square feet. Any other hypothecation, encumbrance, transfer, assignment or sublet of the Expansion Premises shall be governed by all of the terms and conditions of Paragraph 16 of the Lease.


     7.   Parking. The first sentence of Paragraph 56 of the Lease shall be
          -------
deleted in its entirety and replaced with the following:

     Tenant shall have the right to rent from Landlord up to seventeen (17) unreserved parking spaces in the Building garage on a monthly basis throughout the term of the Lease.

     8.   Expansion Premises Tenant Improvement Allowance.  In connection with
          -----------------------------------------------
the tenant improvements to be constructed by Tenant in the Expansion Premises, Landlord has agreed to pay on behalf of Tenant up to a maximum amount of Six Hundred Seventy-Seven Thousand One Hundred Forty-Five and No/100 Dollars ($677,145.00) (or $35.00 per rentable square foot of Expansion Premises) (the "Expansion Premises Allowance"). The Expansion Premises Allowance shall be paid by Landlord pursuant to the terms and conditions of Exhibit C to the Lease, as
                                                    ---------
amended herein.

     9.   Amendment to Exhibit C, Tenant Improvement Work Letter.
          ------------------------------------------------------

          (a) The first sentence of Paragraph 3 of Exhibit C to the Lease shall
                                                   ---------
be deleted in its entirety and replaced with the following:

          Subject to the terms and conditions of this Paragraph 3, Landlord shall pay on behalf of Tenant up to a maximum amount of One Million Four Hundred Eighty-Two Thousand One Hundred Eighty and No/100 Dollars ($1,482,180.00) (or a maximum of $35.00 per rentable square foot of Premises) for the construction of Tenant Improvements in the Premises (the "Tenant Improvement Allowance"), including without limitation, all architectural and engineering fees incurred in connection therewith, project and construction management fees, real property improvements, and all sums payable to Landlord as provided in Paragraph 4 below.

          (b) The fifth and sixth sentences of Paragraph 3 of Exhibit C to the
                                                              ---------
Lease shall be deleted in their entirety and replaced with the following:

     The Tenant Improvement Allowance must be utilized by Tenant, if at all, prior to June 30, 2000. As of such date, Tenant shall forfeit any remaining balance of the Tenant Improvement Allowance that Tenant has not utilized pursuant to the terms of this Exhibit C.
                                   ---------

          (c) The first sentence of Paragraph 4 of Exhibit C to the Lease shall
                                                   ---------
be deleted in its entirety and replaced with the following:

     Tenant shall reimburse Landlord for any and all reasonable out-of-pocket costs incurred by Landlord in connection with the design and review of the Final Plans (including, without limitation, any conceptual plans and/or working drawings related thereto) for the Tenant Improvements, and Landlord shall be entitled to construction management fee in connection with its supervision of the construction of the Tenant Improvements and administration of the Tenant Improvement Allowance in an amount equal to two and one-half percent (2.5%) of the total cost of Tenant Improvements.

          (d) Paragraph 7 of Exhibit C to the Lease and all references in the
                             ---------
Lease to "Base Building Improvements" shall be deleted in their entirety.

          (e) The following shall be added to Exhibit C to the Lease as a new
                                              ---------
Paragraph 7:

          7.  DEMOLITION COSTS.  Landlord shall pay on behalf of Tenant up to
              ----------------
     Eight Thousand Six Hundred Ninety-Four and No/100 Dollars ($8,694.00) (or $2.00 per rentable square foot of raised floor space in the Expansion Premises) of any demolition costs incurred by Tenant in connection with the raised floor in the Expansion Premises (the "Demolition Reimbursement"). The Demolition Reimbursement shall be paid by Landlord on behalf of Tenant in the same manner and pursuant to the same conditions as provided for the disbursement of the Tenant Improvement Allowance in Paragraph 3 above. The Demolition Reimbursement shall be in addition to the Tenant Improvement Allowance. the Demolition Reimbursement must be utilized by Tenant, if at all, prior to June 30, 2000. A of such date, Tenant shall forfeit any remaining balance of the Demolition Reimbursement Tenant has not utilized pursuant to the terms of this Exhibit C.
                                   ---------

     10.  Tenant Accepts Expansion Premises in "As Is" Condition.  Upon the full
          ------------------------------------------------------
execution and delivery of this First Amendment by Landlord and Tenant, Tenant accepts the

Expansion Premises in their presently existing, "As-Is" condition. By execution hereunder, Tenant acknowledges that it has had the opportunity to inspect the Expansion Premises prior to signing this First Amendment and finds them to be in good and satisfactory condition. The Lease, as amended hereby, with the exception of Tenant's obligation to pay Base Rent for the Expansion Premises, shall become effective with respect to the Expansion Premises upon the Effective Date hereof. Tenant's obligation to pay Base Rent for the Expansion Premises shall commence upon the Expansion Premises Rent Commencement Date, as described in the Basic Lease Information. Except as expressly set forth in Exhibit C to
                                                                 ---------
the Lease, as amended herein, and in Paragraph 8 hereof, Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Expansion Premises or any part of the Expansion Premises, or to pay for any such work, and neither Landlord nor Landlord's agents have made any representations to Tenant with respect to the condition of the Expansion Premises.


     11.  Broker; Real Estate Commissions. Landlord and Tenant each represents
          -------------------------------
and warrants to the other that such party has negotiated this First Amendment directly with the Real Estate Brokers identified in the Basic Lease Information of the Lease and has not authorized or employed, or acted by implication to authorize or employ, any other real estate broker or salesman to act for such party in connection with this First Amendment. Each party shall indemnify, defend and hold the other harmless from and against any and all claims by any real estate broker or salesman other than the Real Estate Brokers identified in the Basic Lease Information of the Lease for a commission, finder's fee or other compensation as a result of the inaccuracy of such party's representation above. Landlord will pay any commission owing to the Real Estate Brokers identified in the Basic Lease Information of the Lease pursuant to a separate agreement.

     12.  Miscellaneous.
          -------------

          (a) Effective Date.  As used herein, the term "Effective Date" shall
              --------------
mean the first day upon which both Landlord and Tenant shall have executed this First Amendment.

          (b) Incorporation; Defined Terms.  The Lease is hereby incorporated
              ----------------------------
into this First Amendment by reference. All capitalized terms used and not otherwise defined in this First Amendment, but defined in the Lease, shall have the same meaning in this First Amendment as in the Lease.

          (c) Effect of Amendment on Lease.  Except to the extent the Lease is
              ----------------------------
expressly modified by this First Amendment, the terms and provisions of the Lease shall remain unmodified and in fall force and effect. In the event of conflict between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall control.

          (d) Entire Agreement.  The Lease, as amended by the First Amendment,
              ----------------
embodies the entire understanding between Landlord and Tenant with respect to its subject matter and can be changed only by an instrument in writing signed by Landlord and Tenant.

          IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date and year first set forth above.


"TENANT"                                  "LANDLORD"

SMARTAGE CORP.,                           THE EQUITABLE LIFE ASSURANCE
a Delaware corporation                    SOCIETY OF THE UNITED STATES,
                                          a New York corporation


By:                /s/                    By:                 /s/
   -----------------------------------       -----------------------------------

Its:          VP Finance                  Its:     Investment Officer
    ----------------------------------        ----------------------------------

Date:        12 Nov 1999                  Date:    11-19-99
     ---------------------------------         ---------------------------------

By:
   -----------------------------------

Its:
    ----------------------------------

Date:
     ---------------------------------

                               Revised Exhibit A
                               -----------------
                           (Floor Plan of Premises)

                                [GRAPHICS HERE]